    As filed with the Securities and Exchange Commission on February 25, 1997



                                                      Registration No. 333-21219

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              --------------------

                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                             Registration Statement
                                   Under the
                             Securities Act of 1933
                               ------------------

                   AAMES CAPITAL CORPORATION                                       AAMES CAPITAL ACCEPTANCE CORP.
     (Exact Name of Registrant as Specified in Its Charter)            (Exact Name of Registrant as Specified in Its Charter)

      CALIFORNIA                    95-444916                            DELAWARE                      APPLIED FOR
------------------------  ------------------------------------    ------------------------  ------------------------------------
(State of Incorporation)  (I.R.S. Employer Identification No.)    (State of Incorporation)  (I.R.S. Employer Identification No.)

                      3731 WILSHIRE BLVD.                                               3731 WILSHIRE BLVD.
                 LOS ANGELES, CALIFORNIA  90010                                    LOS ANGELES, CALIFORNIA  90010
                          213/351-6100                                                      213/351-6100
 (Address, Including Zip Code, and Telephone Number, Including     (Address, Including Zip Code, and Telephone Number, Including
                           Area Code,                                                        Area Code,
          of Registrant's Principal Executive Offices)                      of Registrant's Principal Executive Offices)

                      BARBARA POLSKY, ESQ.                                              BARBARA POLSKY, ESQ.
                   AAMES CAPITAL CORPORATION                                       AAMES CAPITAL ACCEPTANCE CORP.
                      3731 WILSHIRE BLVD.                                               3731 WILSHIRE BLVD.
                 LOS ANGELES, CALIFORNIA 90010                                     LOS ANGELES, CALIFORNIA 90010
                          213/351-6100                                                      213/351-6100
   (Name, Address, Including Zip Code, and Telephone Number,         (Name, Address, Including Zip Code, and Telephone Number,
           Including Area Code, of Agent for Service)                        Including Area Code, of Agent for Service)

                               ------------------
                                   COPIES TO:

                           JAMES A. BLALOCK III, ESQ.
                             ANDREWS & KURTH L.L.P.
                   1701 PENNSYLVANIA AVE., N.W. -- SUITE 200
                             WASHINGTON, DC  20006
                                  202/662-2700

                               ------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                               ------------------
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                         Amount to be         Proposed Maximum           Proposed Maximum            Amount of
                                         Registered(1)        Offering Price Per        Aggregate Offering       Registration Fee(3)
 Title of Securities to be Registered                             Unit(2)                   Price(2)

------------------------------------------------------------------------------------------------------------------------------------
 Asset-Backed Certificates and Bonds        $2,800,000,000              100%                  $2,800,000,000            $730,712.12
 (Each Issuable in Series)
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes $388,650,000 principal amount of Aames Capital Corporation's Mortgage Pass-Through Certificates previously registered under its Registration Statement on Form S-3 (Registration No. 333-10185) that remain unsold as of the date hereof. As permitted by Rule 429 under the Securities Act of 1933, as amended, the Prospectus filed as part of this Registration Statement on Form S-3 will be used in connection with the offering of such previously registered and unsold securities and the securities covered hereby.

(2)     Estimated solely for purposes of calculating the registration fee.


(3) Previously paid. The registration fee specified in the table has been computed on the basis of the $2,411,350,000 principal amount of securities covered hereby, prior to including the previously registered and unsold securities referred to in footnote (1).


                        ------------------------------


This Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended.

PROSPECTUS

DATED February 25, 1997


                                 $2,800,000,000

                      ASSET-BACKED CERTIFICATES AND BONDS
                           (EACH ISSUABLE IN SERIES)


                           AAMES CAPITAL CORPORATION
                         AAMES CAPITAL ACCEPTANCE CORP.
              (INCLUDING CERTAIN LIMITED PURPOSE ENTITIES FORMED
    BY AAMES CAPITAL ACCEPTANCE CORP. FROM TIME TO TIME IN CONNECTION WITH
                THE ISSUANCE OF SERIES OF ASSET-BACKED BONDS)


         This Prospectus relates to Asset-Backed Certificates (the "Certificates") and Asset-Backed Bonds (the "Bonds" and, together with the Certificates, the "Securities"), each issuable in series (each, a "Series"), that may be sold from time to time by Aames Capital Corporation ("ACC") or Aames Capital Acceptance Corp. ("ACAC") (either such entity, the "Transferor" and, together, the "Transferors") on terms determined at the time of sale and described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the Securities of each Series will be either Certificates that will evidence a beneficial undivided interest in assets deposited in a trust fund (each, a "Trust") by a Transferor pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be entered into among the related Transferor, ACC, as servicer (the "Servicer"), and the trustee specified in the related Prospectus Supplement (the "Trustee"), or Bonds that will be secured by a trust estate (each, a "Trust Estate") comprised of assets pledged to the related Trustee by either ACAC or a separate entity formed by ACAC solely for the purpose of issuing the Bonds of the related Series (either such entity, as applicable, the "Bond Issuer") pursuant to an Indenture (each, an "Indenture") to be entered into at the date the related Series of Bonds is issued.

                                                        (continued on next page)

                        ------------------------------
PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING HEREIN UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 16 BEFORE PURCHASING ANY SECURITIES.
                        ------------------------------

BONDS OF A SERIES WILL CONSTITUTE NON-RECOURSE OBLIGATIONS OF THE RELATED BOND
 ISSUER. CERTIFICATES OF A SERIES WILL EVIDENCE INTERESTS ONLY IN THE RELATED
  TRUST. EXCEPT AS OTHERWISE SET FORTH HEREIN AND IN THE RELATED PROSPECTUS
       SUPPLEMENT, THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR
        OBLIGATION OF THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY
         OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE SECURITIES NOR
             THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR
               INSURED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER
                 PERSON OR ENTITY, EXCEPT AS SET FORTH IN THE
                        RELATED PROSPECTUS SUPPLEMENT.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED
               PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                        ------------------------------

          THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
                ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OF ANY
        SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

(continued from previous page)

         The primary assets of each Trust or Trust Estate, as applicable, will consist of one or more pools (each, a "Mortgage Pool") of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on one- to four-family residential properties. The Mortgage Loans will be acquired by the related Transferor, either directly or indirectly, from one or more affiliated or unaffiliated entities (the "Originators"). A Trust or Trust Estate, as applicable, may include, in addition to the Mortgage Loans, (i) if specified in the related Prospectus Supplement, funds on deposit in one or more prefunding accounts and/or capitalized interest accounts and (ii) financial guaranty insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, to the extent described in the related Prospectus Supplement. Amounts on deposit in a prefunding account for any Series will be applied for the acquisition of additional Mortgage Loans during the related funding period specified in the related Prospectus Supplement in the manner specified therein.

         Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a beneficial interest of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans in the related Trust. A Series of Certificates may include one or more senior Classes that receive certain preferential treatment with respect to one or more other Classes of Certificates of such Series. One or more Classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates of such Series or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement. Each Series of Bonds will be issued in a single Class.

         Distributions or payments, as applicable, to holders of Securities ("Securityholders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Distribution Date," with respect to Certificates, or a "Payment Date," with respect to Bonds), which may occur at monthly, quarterly, semi-annually or at such other intervals as are specified therein.

         Bonds of a Series will constitute non-recourse obligations of the related Bond Issuer. Certificates of a Series will evidence interests only in the related Trust. Except as otherwise set forth herein and in the related Prospectus Supplement, the Securities will not represent an obligation of or interest in the Servicer, any Originator or any of their respective affiliates or any other person. Unless otherwise specified in the related Prospectus Supplement, the obligations of a Transferor with respect to a Series of Securities will be limited to those arising in respect of certain representations and warranties on the Mortgage Loans. The principal obligations of the Servicer with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations under the Pooling and Servicing Agreement, with respect to Certificates, or a servicing agreement (each, a "Servicing Agreement") to be entered into among ACC, as Servicer, the related Bond Issuer and the Trustee, with respect to Bonds, including any obligation it may have to advance delinquent payments on the Mortgage Loans in the related Trust or Trust Estate, as applicable.

         THE YIELD ON THE SECURITIES OF A GIVEN SERIES MAY BE AFFECTED BY, AMONG OTHER THINGS, THE RATE OF PAYMENT OF PRINCIPAL (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IN THE RELATED TRUST OR TRUST ESTATE, AS APPLICABLE, AND THE TIMING OF RECEIPT OF SUCH PAYMENTS AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A TRUST MAY BE SUBJECT TO EARLY TERMINATION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE BONDS OF ANY SERIES MAY BE SUBJECT TO OPTIONAL REDEMPTION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS -- YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" AND "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

         If specified in a Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat each Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and under "Underwriting" in the related

Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop or, if it does develop, that it will continue.

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of Securities: (i) a description of such Securities; (ii) the rate of interest, the "Certificate Rate" or "Bond Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Securities; (iii) certain information concerning the Mortgage Loans and financial guaranty insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Mortgage Pools or all or part of the related Securities; (iv) in the case of Certificates, the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Loans; (v) in the case of Certificates, information as to the nature and extent of subordination with respect to such Certificates, if any; (vi) the Distribution Dates or Payment Dates, as applicable; (vii) the amount, if any, deposited in the related Prefunding Account, the length of the related Funding Period or the Revolving Period and the criteria for determining which additional Mortgage Loans may become assets of the related Trust or Trust Estate, as applicable; (viii) in the case of Certificates, the circumstances, if any, under which the related Trust may be subject to early termination; (ix) in the case of Bonds, the circumstances, if any, under which such Bonds may be subject to redemption; (x) in the case of Certificates, whether a REMIC election will be made and the designation of the regular and residual interest therein; and (xi) additional information with respect to the plan of distribution of such Securities.

                             AVAILABLE INFORMATION

         The Transferors have filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

         No person has been authorized to give any information or to make any representation regarding the Series of Securities referred to in the accompanying Prospectus Supplement other than those contained or incorporated by reference in this Prospectus and such Prospectus Supplement with respect to such Series and, if given or made, such information or representations must not be relied upon. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with the Commission relating to the Trust or Trust Estate, as applicable, referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the related Securities or relating to the terms or collateral with respect to such offering shall be deemed to be incorporated by reference in this Prospectus and to be part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Trustee or Transferor with respect to any Series of Securities will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, no information that relates to any Series of Securities other than the Series referred to in the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

                           REPORTS TO SECURITYHOLDERS

         Monthly and annual reports concerning any Securities and the related assets included in the Trust or Trust Estate, as applicable, will be sent by the Trustee to all related Securityholders. See "Description of the Securities -- Reports to Securityholders" herein. If the Securities of a Series are to be issued in book-entry form, such reports will be sent to the Securityholder of record, and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities -- Form of Securities -- Book-Entry Registration" to obtain such reports.

                               TABLE OF CONTENTS

CAPTION                                                                PAGE
-------                                                                ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    Limited Liquidity . . . . . . . . . . . . . . . . . . . . . . . . .  16
    Limited Assets; Limited Obligations . . . . . . . . . . . . . . . .  16
    Nature of the Security for Mortgage Loans . . . . . . . . . . . . .  16
    Legal Considerations  . . . . . . . . . . . . . . . . . . . . . . .  19
    Yield, Maturity and Prepayment Considerations . . . . . . . . . . .  20
    Limitations on Interest Payments and Foreclosures . . . . . . . . .  21
    Security Rating . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Book-Entry Registration . . . . . . . . . . . . . . . . . . . . . .  22
    Funds Available for Redemptions at the
      Request of Bondholders  . . . . . . . . . . . . . . . . . . . . .  22

THE TRUSTS AND TRUST ESTATES  . . . . . . . . . . . . . . . . . . . . .  23
    The Mortgage Loans -- General . . . . . . . . . . . . . . . . . . .  23
    Forward Commitments; Prefunding
      Accounts; Capitalized Interest Accounts . . . . . . . . . . . . .  25

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

AAMES CAPITAL CORPORATION . . . . . . . . . . . . . . . . . . . . . . .  26

AAMES CAPITAL ACCEPTANCE CORP.  . . . . . . . . . . . . . . . . . . . .  26

THE SERVICER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Mortgage Loan Delinquency and
      Foreclosure Experience  . . . . . . . . . . . . . . . . . . . . .  27

 THE ORIGINATORS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Underwriting Guidelines . . . . . . . . . . . . . . . . . . . . . .  28
    Representations by Originators and the Transferors  . . . . . . . .  29

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . .  30
    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Form of Securities  . . . . . . . . . . . . . . . . . . . . . . . .  31
    Distributions and Payments on Securities  . . . . . . . . . . . . .  32
    Revolving Period and Amortization
      Period; Transferor Interest . . . . . . . . . . . . . . . . . . .  35
    Reports to Securityholders  . . . . . . . . . . . . . . . . . . . .  36

CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Reserve Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Financial Guaranty Insurance Policies . . . . . . . . . . . . . . .  39
    Mortgage Pool Insurance Policies  . . . . . . . . . . . . . . . . .  39
    Special Hazard Insurance Policies . . . . . . . . . . . . . . . . .  40
    Bankruptcy Bonds  . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Cross Support . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Other Insurance, Guarantees and
      Similar Instruments or Agreements . . . . . . . . . . . . . . . .  41
    Maintenance of Credit Enhancement . . . . . . . . . . . . . . . . .  41

MATURITY, PREPAYMENT AND
  YIELD CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . .  42

THE POOLING AND SERVICING
  AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Assignment of Mortgage Loans  . . . . . . . . . . . . . . . . . . .  44
    Payments on the Mortgage Loans  . . . . . . . . . . . . . . . . . .  46
    Investment of Accounts  . . . . . . . . . . . . . . . . . . . . . .  47
    Permitted Investments . . . . . . . . . . . . . . . . . . . . . . .  47
     Monthly Advances and Compensating Interest . . . . . . . . . . . .  48
    Realization upon Defaulted Mortgage Loans . . . . . . . . . . . . .  49
    General Servicing Procedures  . . . . . . . . . . . . . . . . . . .  49
    Sub-Servicers . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Servicing and Other Compensation
      and Payment of Expenses . . . . . . . . . . . . . . . . . . . . .  50
    Maintenance of Hazard Insurance . . . . . . . . . . . . . . . . . .  50
    Enforcement of Due-on-Sale Clauses  . . . . . . . . . . . . . . . .  51
    Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Certificate Events of Default . . . . . . . . . . . . . . . . . . .  52
    Rights upon Certificate Events of Default . . . . . . . . . . . . .  52
    Termination; Optional Termination . . . . . . . . . . . . . . . . .  53
    Evidence as to Compliance . . . . . . . . . . . . . . . . . . . . .  53
    Indemnification of Officers and Directors of the Transferors  . . .  54
    The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

THE INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    Modification of Indenture . . . . . . . . . . . . . . . . . . . . .  55
    Bond Events of Default  . . . . . . . . . . . . . . . . . . . . . .  55
    Rights upon Bond Events of Default  . . . . . . . . . . . . . . . .  56
    List of Bondholders . . . . . . . . . . . . . . . . . . . . . . . .  56
    Annual Compliance Statement . . . . . . . . . . . . . . . . . . . .  57
    Trustee's Annual Report . . . . . . . . . . . . . . . . . . . . . .  57
    Satisfaction and Discharge of Indenture . . . . . . . . . . . . . .  57
    Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . . . .  57
    Reports by Trustee to Bondholders . . . . . . . . . . . . . . . . .  57
    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . .  57

CERTAIN LEGAL ASPECTS OF THE MORTGAGE
  LOANS AND RELATED MATTERS . . . . . . . . . . . . . . . . . . . . . .  57
    Nature of the Mortgage Loans  . . . . . . . . . . . . . . . . . . .  58
    Foreclosure/Repossession  . . . . . . . . . . . . . . . . . . . . .  58
    Rights of Redemption  . . . . . . . . . . . . . . . . . . . . . . .  59
    Certain Provisions of California Deeds of Trust . . . . . . . . . .  59
    Anti-deficiency Legislation and Other
      Limitations on Lenders  . . . . . . . . . . . . . . . . . . . . .  60
    Enforceability of Due-on-Sale Clauses . . . . . . . . . . . . . . .  61
    Prepayment Charges  . . . . . . . . . . . . . . . . . . . . . . . .  61
    Applicability of Usury Laws . . . . . . . . . . . . . . . . . . . .  61
    Soldiers' and Sailors' Civil Relief Act . . . . . . . . . . . . . .  61
    Environmental Considerations  . . . . . . . . . . . . . . . . . . .  62

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Taxation of Certificates  . . . . . . . . . . . . . . . . . . . . .  63
    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Taxation of Debt Certificates
      (Including Regular Certificates)  . . . . . . . . . . . . . . . .  63
    Taxation of Certificates as to Which a REMIC
      Election Has Been Made  . . . . . . . . . . . . . . . . . . . . .  69
    Taxation of the REMIC and its Holders . . . . . . . . . . . . . . .  69
    REMIC Expenses; Single Class REMICs . . . . . . . . . . . . . . . .  69
    Taxation of the REMIC . . . . . . . . . . . . . . . . . . . . . . .  70
    Taxation of Holders of Residual Certificates  . . . . . . . . . . .  71
    Administrative Matters  . . . . . . . . . . . . . . . . . . . . . .  73
    Tax Status as a Grantor Trust . . . . . . . . . . . . . . . . . . .  73
    Tax Characterization of the Trust as a Partnership;
      Tax Consequences to Holders of the Certificates
       Issued By a Partnership  . . . . . . . . . . . . . . . . . . . .  76
    Certain Certificates Treated as Indebtedness  . . . . . . . . . . .  80
    Taxation of Bonds . . . . . . . . . . . . . . . . . . . . . . . . .  81
    Miscellaneous Tax Aspects . . . . . . . . . . . . . . . . . . . . .  82
     Tax Treatment of Foreign Investors . . . . . . . . . . . . . . . .  82

STATE TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . .  83

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  84
    Plan Asset Regulations  . . . . . . . . . . . . . . . . . . . . . .  84
    Prohibited Transaction Class Exemption  . . . . . . . . . . . . . .  85

LEGAL INVESTMENT CONSIDERATIONS . . . . . . . . . . . . . . . . . . . .  86
    SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
    FFIEC Policy Statement  . . . . . . . . . . . . . . . . . . . . . .  86
    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

METHOD OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . .  87

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .  87

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

INDEX OF PRINCIPAL TERMS  . . . . . . . . . . . . . . . . . . . . . . .  89

                                    SUMMARY



         This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Index of Principal Terms for the location in this Prospectus of the definitions of certain capitalized terms not otherwise defined in this Summary.



Securities Offered  . . . . . . . .     Up to $2,800,000,000 aggregate
                                        principal amount of Asset-Backed
                                        Certificates (the "Certificates") and
                                        Asset-Backed Bonds (the "Bonds" and,
                                        together with the Certificates, the
                                        "Securities"), issuable in series
                                        (each, a "Series").

The Transferors . . . . . . . . . .     Aames Capital Corporation, a California
                                        Corporation ("ACC"), and a wholly owned
                                        subsidiary of Aames Financial
                                        Corporation ("AFC"), and Aames Capital
                                        Acceptance Corp., a Delaware
                                        corporation ("ACAC" and, together with
                                        ACC, the "Transferors"), and a wholly
                                        owned limited purpose finance
                                        subsidiary of AFC.  The principal
                                        office of each Transferor is located in
                                        Los Angeles, California.  See "Aames
                                        Capital Corporation" and "Aames Capital
                                        Acceptance Corp." herein.

The Servicer  . . . . . . . . . . .     ACC, as Servicer (the "Servicer").  See
                                        "The Pooling and Servicing Agreement --
                                        General Servicing Procedures" herein.

Sub-Servicers . . . . . . . . . . .     The Servicer may appoint one or more
                                        mortgage servicing institutions (each,
                                        a "Sub-Servicer") to service and
                                        administer the Mortgage Loans in a
                                        Mortgage Pool if so indicated in the
                                        related Prospectus Supplement.

The Trustee . . . . . . . . . . . .     The trustee (the "Trustee") for each
                                        Series of Securities will be specified
                                        in the related Prospectus Supplement.

The Securities  . . . . . . . . . .     Each Series of Certificates will be
                                        issued at the direction of the related
                                        Transferor by a separate trust fund
                                        (each, a "Trust"), created pursuant to
                                        an agreement (each, a "Pooling and
                                        Servicing Agreement") among the related
                                        Transferor, the Servicer and the
                                        Trustee.  Each Certificate will
                                        represent an interest of the type
                                        described in the related Prospectus
                                        Supplement in the assets of the related
                                        Trust.  The Certificates of any Series
                                        may be issued in one or more classes
                                        (each, a "Class"), as specified in the
                                        related Prospectus Supplement.  A
                                        Series of Certificates may include one
                                        or more Classes of senior Certificates
                                        (collectively, the "Senior
                                        Certificates") that receive certain
                                        preferential treatment specified in the
                                        related Prospectus Supplement with
                                        respect to one or more Classes of
                                        subordinate Certificates (collectively,
                                        the "Subordinated Certificates").
                                        Holders of Certificates are referred to
                                        herein as "Certificateholders."

                                        Each Series of Bonds will be
                                        non-recourse obligations of either ACAC
                                        or a separate entity (which may be
                                        organized as a trust, partnership,
                                        limited liability company or
                                        corporation) formed by ACAC solely for
                                        the purpose of issuing the Bonds of the
                                        related Series (either such entity, as
                                        applicable, the "Bond Issuer").  The
                                        Bond Issuer will be identified and
                                        described in the Prospectus Supplement
                                        relating to a Series of Bonds and will
                                        not have, nor be expected in the future
                                        to have, any significant assets
                                        available for payments on such Series
                                        of Bonds, other than the assets
                                        included in the related Trust Estate.

                                        Each Series of Bonds will be issued
                                        pursuant to an indenture (each, an
                                        "Indenture") between the related Bond
                                        Issuer and the related Trustee,
                                        and the assets included in the trust
                                        estate (each, a "Trust Estate") pledged
                                        to secure such Series will be the sole
                                        source of payments on the Bonds. The
                                        Bonds of any Series will be issuable in
                                        a single class.  Holders of Bonds are
                                        referred to herein as "Bondholders"
                                        and, together with Certificateholders,
                                        as "Securityholders."

                                        The assets of each Trust or Trust
                                        Estate, as applicable, will consist
                                        primarily of the Mortgage Loans.
                                        Certain Series of Securities may be
                                        covered by a Financial Guaranty
                                        Insurance Policy, a Mortgage Pool
                                        Insurance Policy, a Special Hazard
                                        Insurance Policy, a Bankruptcy Bond or
                                        other insurance policies, cash
                                        accounts, letters of credit, limited
                                        guaranty insurance policies, third
                                        party guarantees or other forms of
                                        credit enhancement, as described herein
                                        and in the related Prospectus
                                        Supplement.  See "Credit Enhancement"
                                        herein.

                                        Each Class of Certificates within a
                                        Series will evidence the interests
                                        specified in the related Prospectus
                                        Supplement, which may (i) include the
                                        right to receive distributions
                                        allocable only to principal, only to
                                        interest or to any combination thereof;
                                        (ii) include the right to receive
                                        distributions only of prepayments of
                                        principal throughout the lives of the
                                        Certificates or during specified
                                        periods; (iii) be subordinated in the
                                        right to receive distributions of
                                        scheduled payments of principal,
                                        prepayments of principal, interest or
                                        any combination thereof to one or more
                                        other Classes of Certificates of such
                                        Series throughout the lives of the
                                        Certificates or during specified
                                        periods or may be subordinated with
                                        respect to certain losses or
                                        delinquencies; (iv) include the right
                                        to receive such distributions only
                                        after the occurrence of events
                                        specified in the related Prospectus
                                        Supplement; (v) include the right to
                                        receive distributions in accordance
                                        with a schedule or formula or on the
                                        basis of collections from designated
                                        portions of the assets in the related
                                        Trust; (vi) include, as to Certificates
                                        entitled to distributions allocable to
                                        interest, the right to receive interest
                                        at a fixed rate or an adjustable rate;
                                        and (vii) include, as to Certificates
                                        entitled to distributions allocable to
                                        interest, the right to distributions
                                        allocable to interest only after the
                                        occurrence of events specified in the
                                        related Prospectus Supplement and, in
                                        each case, may accrue interest until
                                        such events occur, as specified in such
                                        Prospectus Supplement.  The timing and
                                        amount of such distributions may vary
                                        among Classes as specified in the
                                        related Prospectus Supplement.

                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        Securities will be issuable in fully
                                        registered form, in the minimum
                                        denominations set forth in such
                                        Prospectus Supplement.  See
                                        "Description of the Securities" herein.

The Mortgage Loans  . . . . . . . .     The primary assets of each Trust or
                                        Trust Estate, as applicable, will
                                        consist of one or more pools (each, a
                                        "Mortgage Pool") of first and junior
                                        lien mortgage loans or deeds of trust
                                        (the "Mortgage Loans"), including any
                                        note or other instrument of
                                        indebtedness (each, a "Mortgage Note").

                                        The Mortgage Pool for a given Series of
                                        Securities will be transferred pursuant
                                        to the related Pooling and Servicing
                                        Agreement or Indenture, as applicable.
                                        The Mortgage Loans will be secured by
                                        one- to four-family residential
                                        properties, including townhouses,
                                        condominiums and manufactured housing
                                        (which is permanently affixed to and
                                        treated as
                                        real property under local law), but
                                        excluding co-operatives and mobile
                                        homes.  To the extent provided in the
                                        related Prospectus Supplement,
                                        additional Mortgage Loans may be
                                        periodically added as assets of the
                                        related Trust or Trust Estate, as
                                        applicable, or may be removed from time
                                        to time if certain asset tests are met,
                                        all as described in the related
                                        Prospectus Supplement.

                                        The Mortgage Loans will not be insured
                                        or guaranteed by any governmental
                                        agency.

                                        The Mortgage Loans to be included in
                                        any Mortgage Pool will be described in
                                        the related Prospectus Supplement.  The
                                        Mortgage Loans will have interest
                                        payable thereon at (i) fixed rates
                                        specified in the related Prospectus
                                        Supplement, (ii) adjustable rates
                                        computed as specified in the related
                                        Prospectus Supplement or (iii)
                                        graduated or other variable rates
                                        described in the related Prospectus
                                        Supplement.  Unless otherwise specified
                                        in the related Prospectus Supplement,
                                        each Mortgage Loan will require monthly
                                        payment of principal and interest.
                                        Scheduled payments of principal on any
                                        Mortgage Loan may be computed (i) on a
                                        level debt service basis that will
                                        result in full amortization over the
                                        stated term of such Mortgage Loan, (ii)
                                        in the case of a Balloon Loan, on the
                                        basis of an assumed amortization
                                        schedule that is significantly longer
                                        than the original term of maturity of
                                        such Mortgage Loan and will require
                                        payment of a substantial amount of
                                        principal at the stated maturity
                                        specified in the related Mortgage Note
                                        or (iii) on such other basis as is
                                        specified in the related Prospectus
                                        Supplement.

                                        If so specified in the Prospectus
                                        Supplement relating to a Series of
                                        Certificates, the Mortgage Pool may be
                                        divided into two or more groups based
                                        on certain characteristics of the
                                        related Mortgage Loans (such as type or
                                        amount of Mortgage Rate, remaining term
                                        to maturity or type of Mortgaged
                                        Property) and amounts received,
                                        collected or recovered in respect of
                                        any such group will be the primary
                                        source from which distributions on
                                        certain Classes of Certificates will be
                                        derived.

                                        The property securing a Mortgage Loan
                                        (each, a "Mortgaged Property") may be
                                        located in any one of the fifty states
                                        or the District of Columbia. Unless
                                        otherwise specified in the related
                                        Prospectus Supplement, all of the
                                        Mortgage Loans will be covered by
                                        Standard Hazard Insurance Policies
                                        insuring against certain losses due to
                                        fire and other causes.

                                        The Prospectus Supplement for each
                                        Series of Securities will specify with
                                        respect to all Mortgage Loans included
                                        in each related Mortgage Pool, among
                                        other things, (i) the aggregate
                                        outstanding principal balance and the
                                        average outstanding principal balance
                                        of the Mortgage Loans in such Mortgage
                                        Pool as of the date specified in the
                                        Prospectus Supplement (the "Cut-off
                                        Date"), (ii) the largest principal
                                        balance of any of the Mortgage Loans,
                                        (iii) the types of Mortgaged Properties
                                        securing the Mortgage Loans, (iv) the
                                        original terms to maturity of the
                                        Mortgage Loans, (v) the weighted
                                        average term to maturity of the
                                        Mortgage Loans as of the Cut-off Date
                                        and the range of the terms to maturity,
                                        (vi) the ranges of the Combined
                                        Loan-to-Value Ratios at origination,
                                        (vii) the weighted average Mortgage
                                        Rate and ranges of Mortgage Rates borne
                                        by the Mortgage Loans and (viii) the
                                        geographic distribution of the
                                        Mortgaged Properties on a
                                        state-by-state basis.

Revolving Period and Amortization
  Period; Transferor Interest . . .     If the Prospectus Supplement relating
                                        to a Series of Certificates so
                                        provides, there may be a period
                                        commencing on the date of issuance of a
                                        Class or Classes of such Certificates
                                        and ending on the date set forth in the
                                        related Prospectus Supplement (the
                                        "Revolving Period") during which no
                                        principal payments will be made to one
                                        or more Classes of Certificates of the
                                        related Series as are identified in
                                        such Prospectus Supplement.  All
                                        collections of principal otherwise
                                        allocated to such Class or Classes of
                                        Certificates may be (i) utilized by the
                                        Trust during such period to acquire
                                        additional Mortgage Loans that satisfy
                                        the criteria described in the related
                                        Prospectus Supplement, (ii) held in an
                                        account and invested in Eligible
                                        Investments for later distribution to
                                        Certificateholders, (iii) applied to
                                        those Class or Classes of Certificates,
                                        if any, of the same or different Series
                                        as specified in the related Prospectus
                                        Supplement as then are in amortization
                                        or (iv) otherwise applied as specified
                                        in the related Prospectus Supplement.

                                        An "Amortization Period" is the period,
                                        if any, specified as such in the
                                        Prospectus Supplement relating to a
                                        Series of Certificates during which an
                                        amount of principal is payable to
                                        holders of one or more Classes of such
                                        Series of Certificates.  If so
                                        specified in the related Prospectus
                                        Supplement, during an Amortization
                                        Period all or a portion of principal
                                        collections on the Mortgage Loans may
                                        be applied as specified above for a
                                        Revolving Period and, to the extent not
                                        so applied, will be distributed to the
                                        Class or Classes of Certificates of the
                                        same or different Series as specified
                                        in the related Prospectus Supplement as
                                        then being entitled to payments of
                                        principal.  In addition, if so
                                        specified in the related Prospectus
                                        Supplement, amounts deposited in
                                        certain accounts for the benefit of one
                                        or more Classes of Certificates may be
                                        released from time to time or on a
                                        specified date and applied as a payment
                                        of principal on such Class or Classes
                                        of Certificates.  The related
                                        Prospectus Supplement will set forth
                                        the circumstances that will result in
                                        the commencement of an Amortization
                                        Period.

                                        Each Trust that has a Revolving Period
                                        may also issue to the related
                                        Transferor a certificate evidencing an
                                        undivided beneficial interest (the
                                        "Transferor Interest") in the Trust not
                                        represented by the other Certificates
                                        issued by such Trust.  As further
                                        described in the Prospectus Supplement
                                        relating to a Series of Certificates,
                                        the value of such Transferor Interest
                                        will fluctuate as the amount of the
                                        assets of the Trust fluctuates and the
                                        outstanding amount of the Certificates
                                        of the related Series of Certificates
                                        is reduced.

Forward Commitments;
  Prefunding Accounts and
  Capitalized Interest Accounts . .     If so specified in the related
                                        Prospectus Supplement, the related
                                        Pooling and Servicing Agreement or
                                        Indenture, as applicable, may contain
                                        provisions pursuant to which the
                                        related Transferor will agree to
                                        transfer additional Mortgage Loans into
                                        the related Mortgage Pool for a
                                        specified period of time (the "Funding
                                        Period") following the date on which
                                        the related Securities are issued (such
                                        provisions being referred to herein as
                                        a "Forward Commitment").  Any Forward
                                        Commitment will require that any
                                        Mortgage Loans so transferred conform
                                        to the requirements specified in the
                                        related Pooling and Servicing Agreement
                                        or Indenture, as applicable.  If a
                                        Forward Commitment is to be utilized,
                                        unless otherwise specified in the
                                        related Prospectus Supplement, a
                                        deposit will be made to a segregated
                                        account (each, a "Prefunding Account")
                                        in an amount equal to all or a portion
                                        of the proceeds received by the related
                                        Transferor in connection with the sale
                                        of the Securities of the related Series
                                        (such amount, the "Prefunding Amount").
                                        Subsequently, the additional Mortgage
                                        Loans will be conveyed by the related
                                        Transferor to the related Trust in
                                        exchange for cash from the related
                                        Prefunding Account in one or more
                                        transfers.  The related Pooling and
                                        Servicing Agreement or Indenture, as
                                        applicable, will require that, if any
                                        of the Prefunding Amount is not applied
                                        to acquire additional Mortgage Loans by
                                        the end of the Funding Period, then any
                                        amounts remaining on deposit in the
                                        Prefunding Account will be released
                                        from the Prefunding Account and
                                        distributed or paid, as applicable, in
                                        reduction of the principal balance of
                                        the related Securities as specified in
                                        the related Prospectus Supplement.

                                        If a Prefunding Account is established,
                                        a segregated account (each, a
                                        "Capitalized Interest Account") may
                                        also be established for the related
                                        Series.  On the closing date for such
                                        Series, all or a portion of the
                                        proceeds received by the related
                                        Transferor in connection with the sale
                                        of the Securities of the related Series
                                        may be deposited in the Capitalized
                                        Interest Account and used to fund the
                                        excess, if any, of (x) the sum of (i)
                                        the amount of interest accrued on the
                                        Securities of such Series specified in
                                        the related Prospectus Supplement and,
                                        (ii) if specified in the related
                                        Prospectus Supplement, certain fees or
                                        expenses during the Funding Period such
                                        as Trustee fees and credit enhancement
                                        fees, over (y) the amount of interest
                                        available therefor from the Mortgage
                                        Loans included in the original Mortgage
                                        Pool.  If so specified in the related
                                        Prospectus Supplement, amounts on
                                        deposit in the Capitalized Interest
                                        Account may be released to the related
                                        Transferor prior to the end of the
                                        Funding Period subject to the
                                        satisfaction of certain tests specified
                                        in the related Prospectus Supplement.
                                        Any amounts on deposit in the
                                        Capitalized Interest Account at the end
                                        of the Funding Period that are not
                                        necessary for such purposes will be
                                        distributed to the person specified in
                                        the related Prospectus Supplement.

Credit Enhancement  . . . . . . . .     The Mortgage Loans included in a Trust
                                        or Trust Estate, applicable, the
                                        Securities of the related Series or, in
                                        the case of Certificates, one or more
                                        Classes of Certificates of the related
                                        Series may have the benefit of one or
                                        more types of credit enhancement, as
                                        described in the related Prospectus
                                        Supplement.  The protection against
                                        losses afforded by any such credit
                                        support will be limited.  Such credit
                                        enhancement may include one or more of
                                        the following types or another type of
                                        credit enhancement as specified in the
                                        Prospectus Supplement:

     A.  Subordinated Certificates      In the case of a Series of
                                        Certificates, the rights of the holders
                                        of any Subordinated Certificates of
                                        such Series to receive distributions
                                        with respect to the related Trust will
                                        be subordinated to the rights of the
                                        holders of the Senior Certificates of
                                        the same Series to receive
                                        distributions to the extent described
                                        in the related Prospectus Supplement.
                                        This subordination is intended to
                                        enhance the likelihood of regular
                                        receipt by holders of Senior
                                        Certificates of the full amount of
                                        payments which such holders would be
                                        entitled to receive if there had been
                                        no losses; however, there can be no
                                        assurance that the Senior Certificates
                                        will receive the full amount of
                                        payments to which they are entitled as
                                        a result of such subordination or the
                                        existence of the Reserve

                                        Accounts described below.  The
                                        protection afforded to the holders of
                                        Senior Certificates through
                                        subordination may be accomplished by
                                        the preferential right of such
                                        Certificateholders to receive, prior to
                                        any distribution being made in respect
                                        of the related Subordinated
                                        Certificates, the amounts of principal
                                        and interest due to them on each
                                        Distribution Date out of the funds
                                        available for distribution on such date
                                        in the related Certificate Account to
                                        the extent described in the related
                                        Prospectus Supplement.  The protection
                                        afforded to the holders of Senior
                                        Certificates through subordination also
                                        may be accomplished by allocating
                                        certain types of losses or
                                        delinquencies to the related
                                        Subordinated Certificates to the extent
                                        described in the related Prospectus
                                        Supplement.

                                        If so specified in the related
                                        Prospectus Supplement, a Subordinated
                                        Class of Certificates may be senior to
                                        other Classes of Certificates with
                                        respect to the right to receive certain
                                        types of payments or with respect to
                                        allocation of certain losses or
                                        delinquencies.  If so specified in the
                                        related Prospectus Supplement,
                                        subordination may apply only in the
                                        event of certain types of losses not
                                        covered by other forms of credit
                                        enhancement, such as hazard losses not
                                        covered by Standard Hazard Insurance
                                        Policies or losses due to the
                                        bankruptcy of the borrower under a
                                        Mortgage Loan (the "Mortgagor") not
                                        covered by a Bankruptcy Bond. The
                                        related Prospectus Supplement will set
                                        forth information concerning the amount
                                        of subordination of a Class or Classes
                                        of Subordinated Certificates in a
                                        Series, the circumstances in which such
                                        subordination will be applicable and
                                        the manner, if any, in which the amount
                                        of subordination will decrease over
                                        time.

     B.  Reserve Account  . . . . .     If so specified in the related
                                        Prospectus Supplement, one or more
                                        reserve or spread accounts (each, a
                                        "Reserve Account") may be established
                                        and maintained, in whole or in part, by
                                        the deposit therein of distributions
                                        allocable to the holders of the
                                        Securities of the related Series or, in
                                        the case of Certificates, specified
                                        Classes of the Certificates of the
                                        related Series for a specified time or
                                        until a specified level is reached.
                                        The related Prospectus Supplement will
                                        set forth information concerning the
                                        manner of funding any Reserve Account
                                        and the conditions under which amounts
                                        in any such Reserve Account will be
                                        used to make distributions or payments
                                        to holders of such Securities or
                                        released to holders of Securities, the
                                        Servicer, the related Transferor or
                                        another entity, as applicable.

     C.  Financial Guaranty Insurance
             Policy . . . . . . . .     If so specified in the related
                                        Prospectus Supplement, a financial
                                        guaranty insurance policy or policies
                                        (each, a "Financial Guaranty Insurance
                                        Policy") may be obtained and maintained
                                        for Securities of the related Series
                                        or, in the case of Certificates,
                                        specified Classes of the Certificates
                                        of the related Series.  A Financial
                                        Guaranty Insurance Policy generally
                                        will unconditionally and irrevocably
                                        guarantee that the full amount of
                                        principal and interest distributable or
                                        payable, as applicable, to
                                        Securityholders on any Distribution
                                        Date or Payment Date, as applicable, as
                                        well as any other amounts specified in
                                        the related Prospectus Supplement (the
                                        "Insured Amount"), will be available
                                        for distribution or payment, as
                                        applicable, to Securityholders on such
                                        date. The terms of any such Financial
                                        Guaranty Insurance Policy will be
                                        described in the related Prospectus
                                        Supplement.

     D.  Mortgage Pool Insurance
             Policy . . . . . . . .     If so specified in the related
                                        Prospectus Supplement, a mortgage pool
                                        insurance policy or policies (each, a
                                        "Mortgage Pool Insurance Policy") may
                                        be obtained and maintained for all or
                                        certain of the Mortgage Loans in the
                                        related Mortgage Pool, limited in
                                        scope, covering losses on the related
                                        Mortgage Loans up to a maximum amount.
                                        The terms of any such Mortgage Pool
                                        Insurance Policy will be described in
                                        the related Prospectus Supplement.

     E.  Special Hazard Insurance
             Policy . . . . . . . .     If so specified in the related
                                        Prospectus Supplement, certain physical
                                        risks with respect to the related
                                        Mortgaged Properties that would not
                                        otherwise be insured against by
                                        Standard Hazard Insurance Policies may
                                        be covered by a special hazard
                                        insurance policy or policies (each, a
                                        "Special Hazard Insurance Policy").
                                        Each Special Hazard Insurance Policy
                                        will be limited in scope and will cover
                                        losses up to a maximum amount.  The
                                        terms of any such Special Hazard
                                        Insurance Policy will be described in
                                        the related Prospectus Supplement.

     F.  Bankruptcy Bond  . . . . .     If so specified in the related
                                        Prospectus Supplement, a mortgagor
                                        bankruptcy bond or bonds (each, a
                                        "Bankruptcy Bond") may be obtained to
                                        cover certain losses resulting from a
                                        reduction by a bankruptcy court of
                                        scheduled payments of principal or
                                        interest on a Mortgage Loan or a
                                        reduction by such court of the
                                        principal amount of a Mortgage Loan.
                                        The level of coverage and other terms
                                        of each Bankruptcy Bond will be
                                        specified in the related Prospectus
                                        Supplement.

     G.  Cross Support  . . . . . .     If so specified in the Prospectus
                                        Supplement relating to a Series of
                                        Certificates, the interests of separate
                                        Trusts or separate groups of assets in
                                        a single Trust may be evidenced by
                                        separate Classes of the related Series
                                        of Certificates.  In such case, credit
                                        support may be provided by a
                                        cross-support feature which requires
                                        that distributions be made with respect
                                        to certain Certificates evidencing
                                        interests in one or more Trusts or
                                        asset groups prior to distributions to
                                        other Certificates evidencing interests
                                        in other Trusts or asset groups.  If
                                        specified in the related Prospectus
                                        Supplement, the coverage provided by
                                        one or more other forms of credit
                                        support, such as Reserve Accounts or
                                        Financial Guaranty Insurance Policies,
                                        may apply concurrently to two or more
                                        separate Trusts, without priority among
                                        such Trusts, until the credit support
                                        is exhausted.  If applicable, the
                                        Prospectus Supplement will identify the
                                        Trusts or asset groups to which such
                                        credit support relates and the manner
                                        of determining the amount of the
                                        coverage provided thereby and of the
                                        application of such coverage to the
                                        identified Trusts or asset groups.

     H.  Other Credit Enhancement .     Other credit enhancement arrangements,
                                        including, but not limited to, letters
                                        of credit or third party guarantees,
                                        may be used to provide coverage for
                                        certain risks of losses on the Mortgage
                                        Loans in a given Trust or Trust Estate,
                                        as applicable.  These arrangements may
                                        be in addition to or in lieu of any
                                        forms of credit support described in
                                        this Prospectus.  The related
                                        Prospectus Supplement will describe any
                                        such arrangements, including
                                        information as to the extent of
                                        coverage and any conditions thereto or
                                        limitations thereon.  Any such
                                        arrangement must be acceptable to each
                                        nationally recognized statistical
                                        rating agency that is engaged by the
                                        related Transferor to provide a rating
                                        for any Securities of the related
                                        Series (each, a "Rating Agency").

 Advances . . . . . . . . . . . . .     Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        Servicer and, if applicable, each
                                        Sub-Servicer will be obligated each
                                        month (or at such other intervals
                                        specified in the related Prospectus
                                        Supplement) to advance amounts
                                        corresponding to all or a portion of
                                        delinquent interest payments on such
                                        Mortgage Loan until the date on which
                                        the related Mortgaged Property is sold
                                        at a foreclosure sale or the related
                                        Mortgage Loan is otherwise liquidated
                                        or charged off.  Any such obligation to
                                        make advances may be limited to amounts
                                        deemed to be recoverable from late
                                        payments or liquidation proceeds, for
                                        specified periods or, in the case of a
                                        given Series of Certificates, to
                                        amounts due to holders of any Senior
                                        Certificates, or any combination
                                        thereof, in each case as specified in
                                        the related Prospectus Supplement.  See
                                        "The Pooling and Servicing Agreement --
                                        Monthly Advances and Compensating
                                        Interest" herein.

Compensating Interest . . . . . . .     Unless otherwise specified in the
                                        related Prospectus Supplement, with
                                        respect to each Mortgage Loan as to
                                        which a prepayment is received, that
                                        becomes a Liquidated Mortgage Loan or
                                        is otherwise charged-off during the
                                        Collection Period related to a
                                        Distribution Date or Payment Date, as
                                        applicable, the Servicer will be
                                        required with respect to such date to
                                        remit to the Trustee, from amounts
                                        otherwise payable to the Servicer as
                                        servicing compensation, an amount
                                        generally representing the excess of 30
                                        days of interest on the principal
                                        balance of such Mortgage Loan prior to
                                        such prepayment, liquidation or
                                        charge-off over the amount of interest
                                        actually received on the related
                                        Mortgage Loan during the applicable
                                        Collection Period.  See "The Pooling
                                        and Servicing Agreement -- Monthly
                                        Advances and Compensating Interest"
                                        herein.

Optional Termination with
  Respect to Certificates . . . . .     The related Transferor, the Servicer or
                                        certain other entities specified in the
                                        Prospectus Supplement relating to a
                                        Series of Certificates may have the
                                        option to effect early retirement of
                                        such Series of Certificates by
                                        acquiring the Mortgage Loans in the
                                        Trust, subject to the aggregate
                                        principal balance of the related
                                        Mortgage Loans being less than the
                                        percentage specified in the related
                                        Prospectus Supplement of the aggregate
                                        principal balance of the Mortgage Loans
                                        at the Cut-off Date for the related
                                        Series.  Typically, the related
                                        Transferor, the Servicer or such other
                                        entity will cause the retirement of a
                                        Series of Certificates when servicing
                                        of the then remaining amount of
                                        Mortgage Loans becomes inefficient.
                                        See "The Pooling and Servicing
                                        Agreement -- Termination; Optional
                                        Termination" herein.

Redemption of Bonds . . . . . . . .     To the extent provided in the
                                        Prospectus Supplement relating to a
                                        Series of Bonds, the Bonds of any
                                        Series may be (i) redeemed at the
                                        request of holders of such Bonds; (ii)
                                        redeemed at the option of the related
                                        Bond Issuer or another party specified
                                        in the related Prospectus Supplement;
                                        or (iii) subject to special redemption
                                        under certain circumstances.  The
                                        circumstances and terms under which the
                                        Bonds of a given Series may be redeemed
                                        will be described in the related
                                        Prospectus Supplement.

Certain Federal Income Tax
  Consequences  . . . . . . . . . .     Investors are advised to consult their
                                        tax advisors and to review "Certain
                                        Federal Income Tax Consequences" herein
                                        and in the related Prospectus
                                        Supplement.

  I.  Certificates

     A.  REMIC  . . . . . . . . . .     If an election is to be made to treat
                                        the Trust for a Series of Certificates
                                        as a REMIC for federal income tax
                                        purposes, the related Prospectus
                                        Supplement will specify which Class or
                                        Classes thereof will be designated as
                                        regular interests in the REMIC
                                        ("Regular Certificates") and which
                                        Class of Certificates will be
                                        designated as the residual interest in
                                        the REMIC ("Residual Certificates").
                                        To the extent provided herein and in
                                        the related Prospectus Supplement,
                                        Certificates representing an interest
                                        in the REMIC will be considered
                                        "qualifying real property loans" within
                                        the meaning of Section 593(d) of the
                                        Internal Revenue Code of 1986, as
                                        amended (the "Code"), "real estate
                                        assets" for purposes of Section
                                        856(c)(5)(A) of the Code and assets
                                        described in Section 7701(a)(19)(C) of
                                        the Code.

                                        For federal income tax purposes,
                                        Regular Certificates generally will be
                                        treated as debt obligations of the
                                        Trust with payment terms equivalent to
                                        the terms of such Certificates.
                                        Holders of Regular Certificates will be
                                        required to report income with respect
                                        to such Certificates under an accrual
                                        method, regardless of their normal tax
                                        accounting method.  Original issue
                                        discount, if any, on Regular
                                        Certificates will be includible in the
                                        income of the Certificateholders
                                        thereof as it accrues, in advance of
                                        receipt of the cash attributable
                                        thereto, which rate of accrual will be
                                        determined based on a reasonable
                                        assumed prepayment rate.  The Residual
                                        Certificates generally will not be
                                        treated as evidences of indebtedness
                                        for federal income tax purposes, but
                                        instead, as representing rights to the
                                        taxable income or net loss of the
                                        REMIC.

     B.  Grantor Trust  . . . . . .     If so specified in the Prospectus
                                        Supplement relating to a Series of
                                        Certificates, the Trust for a Series of
                                        Certificates will be classified as a
                                        grantor trust for federal income tax
                                        purposes and not as an association
                                        taxable as a corporation.  Holders of
                                        Certificates of such Series will be
                                        treated for such purposes, subject to
                                        the possible application of the
                                        stripped bond rules, as owners of
                                        undivided interests in the related
                                        Mortgage Loans and generally will be
                                        required to report as income their pro
                                        rata share of the entire gross income
                                        (including amounts paid as reasonable
                                        servicing compensation) from the
                                        Mortgage Loans and will be entitled,
                                        subject to certain limitations, to
                                        deduct their pro rata share of expenses
                                        of the Trust.

                                        To the extent provided herein and in
                                        the related Prospectus Supplement,
                                        Certificates of such Series will
                                        represent interests in "qualifying real
                                        property loans" within the meaning of
                                        Section 593(d) of the Code, "real
                                        estate assets" for purposes of Section
                                        856(c)(5)(A) of the Code and "[l]oans
                                        . . . principally secured by an interest in real property" within the meaning of
                                        Section 7701(a)(19)(C)(v) of the Code.

   C.  Certificates Treated as Debt     If so specified in the Prospectus
                                        Supplement relating to a Series of
                                        Certificates, a Trust may issue
                                        Certificates that will be characterized
                                        as indebtedness for federal income tax
                                        purposes of the related Transferor
                                        secured by the related Mortgage Loans.
                                        Each investor in an interest in the
                                        Certificates of the related Series, by
                                        acceptance of its interest therein,
                                        will agree to treat such Certificates
                                        as debt for federal, state and local
                                        income and franchise tax purposes.

  II.  Bonds  . . . . . . . . . . .     For federal income tax purposes, Bonds
                                        generally will be treated as debt
                                        obligations of the related Bond Issuer.
                                        Holders of Bonds will not be
                                        required to report income with respect
                                        to such Bonds under an accrual method,
                                        unless the Bondholders otherwise use
                                        the accrual method. Bonds will not
                                        represent interests in "qualifying real
                                        property loans" within the meaning of
                                        Section 593(d) of the Code, "real
                                        estate assets" for purposes of Section
                                        856(c)(5)(A) of the Code and "[l]oans .
                                        . .  principally secured by an interest
                                        in real property" within the meaning of
                                        Section 7701(a)(19)(C)(v) of the Code.

ERISA Considerations  . . . . . . .     Fiduciaries of employee benefit plans
                                        subject to Title I of the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), should consider
                                        the ERISA fiduciary investment
                                        standards before authorizing an
                                        investment by a plan in a Series of
                                        Securities.  In addition, fiduciaries
                                        of employee benefit plans subject to
                                        Title I of ERISA, as well as certain
                                        plans not subject to ERISA, but which
                                        are subject to Section 4975 of the
                                        Code, such as individual retirement
                                        accounts and Keogh plans covering only
                                        a sole proprietor or partners
                                        (collectively, "Plan(s)"), should
                                        consult with their legal counsel to
                                        determine whether an investment in a
                                        Series of Securities will cause the
                                        Mortgage Loans included in the related
                                        Mortgage Pool, to be considered plan
                                        assets pursuant to the plan asset
                                        regulations set forth in 29 C.F.R.
                                        Section 2510.3-101 (the "Plan Asset
                                        Regulations"), thereby subjecting the
                                        Plan to the prohibited transaction
                                        rules with respect to the Mortgage
                                        Loans and the Trustee or the Servicer
                                        to the fiduciary investment standards
                                        of ERISA, or cause the excise tax
                                        provisions of Section 4975 of the Code
                                        to apply to the Mortgage Loans in the
                                        absence of an exemption granted by the
                                        Department of Labor applicable to the
                                        purchase, sale, transfer or holding of
                                        a Series of Securities.  See "ERISA
                                        Considerations" herein.

Rating  . . . . . . . . . . . . . .     At the date of issuance, the Securities
                                        offered pursuant to the related
                                        Prospectus Supplement will be rated in
                                        one of the four highest rating
                                        categories by one or more Rating
                                        Agencies.  See "Rating" herein.

Legal Investment  . . . . . . . . .     Unless otherwise indicated in the
                                        related Prospectus Supplement, the
                                        Securities of any Series will not
                                        constitute "mortgage related
                                        securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA") and, if so, will
                                        not be legal investments for certain
                                        types of institutional investors under
                                        SMMEA.  Institutions whose investment
                                        activities are subject to legal
                                        investment laws and regulations or to
                                        review by certain regulatory
                                        authorities may be subject to
                                        additional restrictions on investment
                                        in Securities of the related Series.
                                        Any such institution should consult its
                                        own legal advisors in determining
                                        whether and the extent to which a
                                        Series of Securities constitutes legal
                                        investments for such investors.  See
                                        "Legal Investment Considerations"
                                        herein.

Registration of Securities  . . . .     Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        Securities will be issued as physical
                                        securities ("Definitive Securities") in
                                        fully registered form in the
                                        denominations specified in the related
                                        Prospectus Supplement.  The Securities
                                        may be represented, however, by a
                                        single certificate or bond, as
                                        applicable, registered in the name of
                                        Cede & Co. ("Cede"), as nominee of The
                                        Depository Trust Company ("DTC"), or
                                        another nominee if so specified in the
                                        related Prospectus Supplement.  In such
                                        case, the beneficial owners thereof
                                        will not be entitled to receive
                                        Definitive Securities representing
                                        their respective interests, except in
                                        certain circumstances described in the
                                        related Prospectus Supplement.  See
                                        "Description of the Securities -- Form
                                        of Securities -- Book-Entry
                                        Registration" herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

         Prior to issuance, there will have been no market for the Securities of any Series. There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the lives of the Securities. Unless otherwise indicated in the related Prospectus Supplement, the Securities will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, with respect to a given Series of Certificates, certain Classes of Certificates may be restricted as to transferability to certain entities if so specified in the related Prospectus Supplement. Any restrictions on the purchase or transferability of the Securities of a given Series may have a negative effect on the development of a secondary market in such Securities.

LIMITED ASSETS; LIMITED OBLIGATIONS

         Proceeds of the assets of any Trust or Trust Estate, as applicable, including the Mortgage Loans, any Reserve Account and any Financial Guaranty Insurance Policy or other form of credit enhancement, will be the sole source of funds for the required distributions or payments, as applicable, on the Securities of the related Series and there will be no recourse to the related Transferor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make any such required distributions or payments, as applicable, on such Securities. The Certificates of any Series will represent beneficial interests in the related Trust only. The Bonds of any Series will be non-recourse obligations of the related Bond Issuer, and the assets of the related Trust Estate will be the sole source of payments on the Bonds. The Securities will not represent an interest in or obligation of the Servicer, any Originator, the Trustee, any Sub-Servicer or any other person. Neither the Securities nor the Mortgage Loans will be insured or guaranteed by any governmental agency or instrumentality. Except as otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by the related Transferor, the Servicer, the related Originators, the Trustee, any Sub-Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the related Transferor pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, and the servicing obligations of the Servicer and any Sub-Servicer under the related Agreement (including their respective limited obligations to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Notwithstanding the foregoing, and as specified in the related Prospectus Supplement, certain types of credit enhancement, such as a Financial Guaranty Insurance Policy or a letter of credit, may constitute a full recourse obligation of the provider of such credit enhancement.

NATURE OF THE SECURITY FOR MORTGAGE LOANS

         Risks Associated with Any Decline in Value of Mortgaged Properties.
An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property or other factors, including acts of nature such as hurricanes, floods, tornadoes or earthquakes, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could, in certain circumstances, result in the interest in the Mortgaged Property held by the related Trust or Trust Estate, as applicable, being extinguished. In addition, certain areas of the country may from time to time experience significant declines in real estate values. The related Transferor will not be able to quantify the impact of any such declines in the value of any Mortgaged Properties or predict whether, to what extent or how long such declines may continue. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the borrowers under such Mortgage Loans (each, a "Mortgagor"), the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general.

         Risks Associated with Junior Liens. Certain of the Mortgage Loans will be home equity loans secured by junior liens (each, a "Junior Loan") subordinate to the rights of the mortgagees under the related senior mortgages (each, a "Senior Lien"). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Junior Loan only to the extent that the claims, if any, of each such Senior Lien are satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing the related Junior Loan unless it forecloses subject to the related Senior Lien, in which case it must either pay the entire amount of each Senior Lien to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each Senior Lien in the event of a default thereunder. Generally, a servicer will satisfy each such Senior Lien at or prior to the foreclosure sale only to the extent it determines that any amounts so paid will be recoverable from future payments and collections on the Junior Loan or otherwise. No Trust or Trust Estate will have any source of funds to satisfy any such Senior Lien or make payments due under any Senior Lien. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession" herein.

         Risks Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are loans originated with a term to stated maturity that is shorter than the period on which the corresponding amortization schedule is based. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than the previous monthly payments due on such Balloon Loan. The ability of such Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the prevailing level of mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the related Transferor, the Servicer, the Originators, the Trustee or any other entity will be obligated to provide funds to refinance any Balloon Loan.

         Risks Associated with Bankruptcy of the Mortgagor. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies, defaults and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to the related Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount ultimately received by the related Trust or Trust Estate in respect of such Mortgage Loan. Moreover, if a bankruptcy court were to prevent the Trustee for the related Trust or Trust Estate, as applicable, or the related Servicer from causing a transfer of the related Mortgaged Property in connection with a foreclosure or similar proceeding, any remaining balance on the related Mortgage Loan may not be recoverable and the related Trust or Trust Estate may experience a loss to the extent of any such remaining balance.

         Risks Associated with Defaulted Mortgage Loans. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the distribution or payment of related proceeds to the related Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer or any Sub-Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Servicer or any Sub-Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including unreimbursed Monthly Advances and Servicing Advances, payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, and the credit enhancement for the related Series is not available to cover resulting shortfalls, Securityholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that the Servicer or any Sub-Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of Mortgage Loans that are Junior Loans generally are smaller relative to the average outstanding principal balances of Mortgage Loans that are first mortgage loans, realizations net of liquidation expenses on defaulted Mortgage Loans that are Junior Loans may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case if such mortgage loans were secured by first mortgages.

         Risks Associated with Acquiring Additional Mortgage Loans. If a Pooling and Servicing Agreement or Indenture provides for a Prefunding Account and the principal balance of additional Mortgage Loans delivered by the related Transferor during the related Funding Period is less than the Prefunding Amount, the holders of the Securities of the related Series may receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. In addition, if so specified in the Prospectus Supplement relating to a Series of Certificates, an Amortization Period may result from the failure of the related Transferor to assign additional Mortgage Loans to the related Trust during the Revolving Period, thereby resulting in a prepayment of the related Certificates. Any such principal prepayment may adversely affect the yield to maturity of the related Securities. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         Each additional Mortgage Loan must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Pooling and Servicing Agreement or Indenture, as applicable. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related Series) prior to the issuance of such Series and are designed to ensure that if such additional Mortgage Loans were included as part of the initial Mortgage Loans, the credit quality thereof would be consistent with the initial rating of the Securities of such Series. At the time additional Mortgage Loans are transferred for inclusion in the related Mortgage Pool, the related Transferor will certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It is a condition to the transfer of any additional Mortgage Loans by the related Transferor for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of any such proposed transfer, shall not have advised the related Transferor or the Trustee or any credit enhancement provider for the related Series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of the Securities of such Series. Following the transfer of additional Mortgage Loans for inclusion in the related Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the related Trust or Trust Estate, as applicable, may vary from those included in the original Mortgage Pool. As a result, the additional Mortgage Loans may adversely affect the performance of the related Securities. See "The Trusts and Trust Estates -- Forward Commitments; Prefunding Accounts; Capitalized Interest Accounts" herein.

         The ability of any Trust or Trust Estate, as applicable, to invest in additional Mortgage Loans during the related Funding Period and, in the case of a Series of Certificates, any Revolving Period, will be dependent upon the ability of the related Transferor to acquire Mortgage Loans that satisfy the prerequisites to transfer for inclusion in the related Mortgage Pool specified in the related Prospectus Supplement. The ability of the related Transferor to acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

         Environmental Concerns. Under environmental legislation and case law applicable in various states, a secured party that takes a deed in lieu of foreclosure, acquires a Mortgaged Property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions affecting day-to-day operations at a Mortgaged Property may be liable for the costs of cleaning up any contamination found at such Mortgaged Property. These costs, which could be substantial, could be a liability of the Trust or Trust Estate, as applicable, and any such liability may ultimately be borne by the Securityholders of the related Series of Securities. This potential exposure will be minimized to some extent because under the terms of the related Pooling and Servicing Agreement, Indenture or Servicing Agreement, as applicable, the related Trustee and Servicer will not be authorized to take any action that may be deemed participation in the management of a contaminated Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" herein.

         Risks Associated with Non-Owner Occupied Properties. Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rates of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than such rates on Mortgage Loans secured by the primary residence of the borrower.

LEGAL CONSIDERATIONS

         State and Federal Regulations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of the Originators, the Servicer and any Sub-Servicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. In California, for example, a mortgage lender is subject to the California Fair Debt Collection Practices Act which regulates practices used to effect collection on consumer loans. See "Certain Legal Aspects of the Mortgage Loans and Related Matters" herein.

         The Mortgage Loans may also be subject to federal laws, including:
(i) the Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to borrowers regarding the settlement and servicing of the Mortgage Loans; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (v) the Federal Trade Commission Preservation of Consumer's Claims and Defenses Rule, 16 C.F.R.
Part 433, regarding the preservation of a consumer's rights.

         The federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), may affect the ability of the Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act" herein.

         It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act amended the Truth in Lending Act, which in turn led to certain additional provisions being added to Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer, or any Sub-Servicer, to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer, or any Sub-Servicer, to damages and administrative sanctions. If the Servicer, or any Sub-Servicer, is unable to collect all or part of the principal or interest on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, distributions or payments to Securityholders of realized proceeds of the assets in the related Trust or Trust Estate, as applicable, may be delayed, or such proceeds may not be sufficient to repay all amounts owed to Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or an Originator, such violations may have a material impact upon the financial ability of the Servicer to continue to act in such capacity or the ability of a Transferor to withdraw or replace Mortgage Loans if such violation breaches a representation or warranty contained in the related Pooling and Servicing Agreement or Indenture, as applicable.

YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of the Securities of any Series will be affected by the amount and timing of principal payments on the related Mortgage Loans, the manner of allocation of available funds and/or losses to such Securities, the interest rates or amounts of interest payable on such Securities and the purchase price paid for such Securities. In the case of a Series of Certificates issued in Classes, the interaction of the foregoing factors may have different effects on, and create different risks for, such Classes, and the effects and/or risks for any one Class may vary over the life of such Class. The related Prospectus Supplement may include additional prepayment considerations with respect to the Securities of the related Series. Investors should carefully consider the different consequences of such risks as may be described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that may be experienced on Mortgage Loans included in any Mortgage Pool.

         Although published statistical data regarding the effects of interest rates on prepayment rates for Mortgage Loans of the type typically made or acquired by the Originators is limited, a number of factors suggest that the prepayment behavior of a pool including Mortgage Loans may be significantly different from that of a pool composed entirely of conforming, non-conforming, "jumbo" or government-insured (i.e., "traditional") first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of Mortgage Loans that may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing Mortgage Loans at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the amount of the monthly payment for a Mortgage Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Mortgage Loans include the amounts of, and interest rates on, the underlying Senior Liens, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Mortgage Loans may experience a higher rate of prepayments than traditional first mortgage loans. In addition, any future limitations on the deductibility of interest payments on the Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on the Mortgage Loans.

         In addition, certain of the Mortgage Loans comprising the Mortgage Pool may have adjustable Mortgage Interest Rates ("ARM Loans"). As is the case with conventional fixed-rate mortgage loans, ARM Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARM Loans to "lock in" a lower fixed interest rate. Conversely, if prevailing interest rates rise appreciably, ARM Loans may prepay at lower rates than if prevailing interest rates remain at or below those in effect at the time such ARM Loans were originated. There can be no certainty as to the rate of prepayments on the ARM Loans in stable or changing interest rate environments. See "Maturity, Prepayment and Yield Considerations" herein.

         Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of any related Senior Liens), sales of Mortgaged Properties subject to due-on-sale provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, withdrawals or reacquisitions of Mortgage Loans from a Trust or Trust Estate, as applicable, required to be made under the related Pooling and Servicing Agreement or Indenture will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans contain due-on-sale provisions, and the Servicer will be required to enforce such provisions unless
(i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or
(ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Additionally, should any Originator solicit refinancings from existing borrowers, the rate of prepayments on the Mortgage Loans may increase due to any resulting refinancings.

         Prepayments on the Mortgage Loans for a Series generally will result in a faster rate of distributions or payments, as applicable, of principal on the Securities. Thus, the prepayment experience of the Mortgage Loans will affect the average life and yield to investors and the extent to which the Securities of any Series are paid prior to the final scheduled Distribution Date or Payment Date, as applicable, therefor. A Series of Certificates may include Classes which pay "interest only" or are entitled to receive a disproportionately high level of interest distributions compared to the amount of principal to which such Classes are entitled (each, an "Interest Weighted Class") or Classes which pay "principal only" or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes are entitled (each, a "Principal Weighted Class"). A Series of Certificates may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes will be extremely sensitive to prepayments on the Mortgage Loans for such Series. In general if the Securities of any Series, including Certificates that represent an Interest Weighted Class, are purchased at a premium and principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class of Certificates is extremely disproportionate to principal, the related Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if the Securities of any Series, including Certificates that represent a Principal Weighted Class, are purchased at a discount and principal payments on the Mortgage Loans occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. See "Maturity, Prepayment and Yield Considerations" herein.

         Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions or payments, as applicable, will be made with respect to such Securities in accordance with the related Pooling and Servicing Agreement or Indenture, as applicable. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Class of Certificates at a significant premium might fail to recoup its initial investment.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

         Generally, under the terms of the Relief Act or similar state legislation, a mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SECURITY RATING

         Depending on the structure of the related transaction, the ratings assigned to the Securities of a given Series the credit of which is enhanced through external means, such as a letter of credit, Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond, may depend primarily on the creditworthiness of the provider of such external credit enhancement device. Any reduction or withdrawal of the rating assigned to the claims-paying ability of the credit enhancement provider below the rating initially given to such Securities would likely result in a reduction in the rating of such Securities and, in such event, the market price of such Securities could be adversely affected. See "Rating" herein.

BOOK-ENTRY REGISTRATION

         Effect on Liquidity. If so specified in the related Prospectus Supplement, the Securities may initially be registered in book-entry form. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary market because investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Difficulty in Pledging. Because transactions in Securities, in most cases, will be able to be effected only through Participants, Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be impaired because physical certificates representing the Securities will not generally be available.

         Potential Delays in Receipt of Distributions or Payments. Securityholders may experience some delay in their receipt of distributions or payments, as applicable, of interest on and principal of the Securities because distributions may be required to be forwarded by the related Trustee to DTC and, in such a case, DTC will be required to credit such distributions or payments, as applicable, to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Form of Securities -- Book-Entry Registration" herein.

FUNDS AVAILABLE FOR REDEMPTIONS AT THE REQUEST OF BONDHOLDERS

         With respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions of such Bonds at the request of Bondholders, there can be no assurance that amounts available for such redemptions for such Bonds will be sufficient to permit such Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

                 (i) Scheduled principal payments on the related Mortgage Loans generally will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, funds available to be applied to redemptions at the request of Bondholders, may be expected to be limited in the early years and to increase during the later years of each Series. Accordingly, the availability of funds for redemptions of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the related Mortgage Loans.

                 (ii) Prepayments of principal on Mortgage Loans are less likely to occur during periods of higher interest rates when it is more likely that requests for redemption by Bondholders will be made. During periods in which prevailing interest rates are higher than the interest rate paid on Bonds that may be redeemed at the request of Bondholders, greater numbers of such Bonds are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the related Mortgage Loans, thus limiting the funds available to satisfy requested redemption by Bondholders.

                 (iii) As specified in the related Prospectus Supplement, certain Bondholders, such as personal representatives of deceased Bondholders, may have certain priorities as to redemption at the request of Bondholders.

                          THE TRUSTS AND TRUST ESTATES

         The Trust or Trust Estate, as applicable, for any Series of Securities will include a Mortgage Pool that may consist of Mortgage Loans together with payments in respect thereof and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the sole source of distributions or payments, as applicable, in respect of the Securities will be the assets included in the related Trust or Trust Estate, as applicable. The Securities will not be entitled to payments in respect of any other assets included in any other Trust or Trust Estate established by the related Transferor or any of its affiliates.

         The following is a brief description of the Mortgage Loans expected to be included in the Trust or Trust Estate, as applicable, relating to a given Series of Securities. The related Prospectus Supplement will set forth detailed information respecting the Mortgage Loans proposed to be included in the related Mortgage Pool. Information regarding the actual composition of the Mortgage Loans in the related Mortgage Pool will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after such Mortgage Pool is complete (the "Detailed Description"). A schedule of the Mortgage Loans relating to such Series will be attached to the related Pooling and Servicing Agreement or Indenture, as applicable, delivered in connection with the issuance of the Securities.

         If so specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Pool may be divided into two or more groups based on certain characteristics of the related Mortgage Loans (such as type or amount of Mortgage Rate, remaining term to maturity or type of Mortgaged Property) and amounts received, collected or recovered in respect of any such group will be the primary source from which distributions on certain Classes of Certificates will be derived.

THE MORTGAGE LOANS -- GENERAL

         The real properties (including condominiums and townhouses) which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies"). The existence and extent of any such coverage will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or covered wholly or partially by primary mortgage insurance policies.

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly on due dates occurring throughout the month.

         The Mortgage Loans to be included in any Mortgage Pool will be described in the related Prospectus Supplement. The Mortgage Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement, (ii) adjustable rates computed as specified in the related Prospectus Supplement or (iii) graduated or other variable rates described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will require monthly payment of principal and interest. Scheduled payments of principal on any Mortgage Loan may be computed (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan, (ii) in the case of a Balloon Loan, on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note or (iii) on such other basis as is specified in the related Prospectus Supplement.

         Certain of the Mortgage Loans may have been originated pursuant to underwriting standards that rely primarily on the value and adequacy of the Mortgaged Property as collateral and, to a much lesser extent, on the creditworthiness of the related Mortgagor. Accordingly, the rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, may be higher than those historically experienced by the mortgage lending industry in general. See "The Originators -- Underwriting Guidelines" herein.

         Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

         The Prospectus Supplement for each Series of Securities will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the related Transferor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans,
(iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity, (vi) the ranges of Combined Loan-to-Value Ratios at origination, (vii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans and (viii) the geographical distribution of the Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgaged Loans is not known to the related Transferor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement and specific information will be set forth in the Detailed Description.

         The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan, plus the current principal balance of any Senior Lien on the related Mortgaged Property, by (y) the Appraised Value of such Mortgaged Property. "Appraised Value" is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal or valuation made either at the time of the origination of the related Mortgaged Loan or, in certain cases with respect to Mortgage Loans acquired directly or indirectly by the related Transferor from an Unaffiliated Originator, at or immediately prior to the date of acquisition of the related Mortgage Loan, and (ii) in the case where there is no Senior Lien to the Mortgage Loan and such Mortgage represents a purchase money instrument, the sales price of the related Mortgaged Property at the time of the origination of the related Mortgage Loan.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders secured by the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Any overall decline in the market value of residential real estate, the general condition of the Mortgaged Properties or other factors could adversely affect the values of the Mortgaged Properties such that the outstanding principal balance of such Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of such Mortgaged Properties and give rise to the consequences discussed in the preceding sentence.

         Each Series of Bonds will be secured by the assets included in the related Trust Estate that will have been pledged to the related Trustee by the related Bond Issuer, and each Series of Certificates will represent a beneficial interest in the assets included in the related Trust that will have been transferred to the related Trustee by the related Transferor. The Servicer will service the Mortgage Loans either directly, or through the Sub-Servicers, pursuant to the related Pooling and Servicing Agreement or Servicing Agreement, as applicable, and will receive a fee for such services. See "The Pooling and Servicing Agreement -- General Servicing Procedures" herein. With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable, as if the Servicer alone were servicing such Mortgage Loans.

         The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations, including its obligations to make Servicing Advances and to enforce the obligations of the Sub-Servicers, under the related Agreement, and its obligation to make certain Monthly Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described under "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest" herein. The obligations of the Servicer to make Monthly Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

FORWARD COMMITMENTS; PREFUNDING ACCOUNTS; CAPITALIZED INTEREST ACCOUNTS

         If so specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement or Indenture, as applicable, may contain provisions pursuant to which the related Transferor will agree to transfer additional Mortgage Loans into the related Mortgage Pool during a specified period of time (the "Funding Period") following the date on which the related Securities are issued (such provisions being referred to herein as a "Forward Commitment"). The Forward Commitment may permit the transfer to the related Trust or Trust Estate, as applicable, of additional Mortgage Loans that have not completed the origination process by the date on which the Securities are to be delivered to the Securityholders (the "Closing Date") or were otherwise not available to be delivered by the related Transferor on such Closing Date. If a Forward Commitment is to be utilized, unless otherwise specified in the related Prospectus Supplement, a deposit will be made to a segregated account (each, a "Prefunding Account") in an amount equal to all or a portion of the proceeds received in connection with the sale of the Securities of the related Series (such amount, the "Prefunding Amount"). Subsequently, additional Mortgage Loans will be conveyed by the related Transferor for inclusion in the related Mortgage Pool in exchange for cash from the related Prefunding Account in one or more transfers. The related Pooling and Servicing Agreement or Indenture, as applicable, will require that, if any portion of the Prefunding Amount is not applied to acquire additional Mortgage Loans by the end of the Funding Period, any amounts remaining will be released from the Prefunding Account and distributed or paid, as applicable, in reduction of the principal balance of the related Securities as specified in the related Prospectus Supplement.

         Each additional Mortgage Loan must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Pooling and Servicing Agreement or Indenture, as applicable. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related Series) prior to the issuance of such Series and are designed to ensure that if such additional Mortgage Loans were included as part of the initial Mortgage Pool, the credit quality thereof would be consistent with the initial rating of the Securities of such Series. At the time additional Mortgage Loans are transferred for inclusion in the related Mortgage Pool, the related Transferor will certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It is a condition to the transfer of any additional Mortgage Loans by the related Transferor for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of such proposed transfer, shall not have advised the related Transferor or the Trustee or any credit enhancement provider for the related Series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of any Securities of such Series. Following the transfer of additional Mortgage Loans to the related Trust or Trust Estate, as applicable, the aggregate characteristics of the Mortgage Loans then held in such Trust or Trust Estate may vary from those included in the original Mortgage Pool. As a result, the additional Mortgage Loans may adversely affect the performance of the related Securities.

         If a Prefunding Account is established, a segregated account (each, a "Capitalized Interest Account") may also be established for the related Series. On the Closing Date for such Series, all or a portion of the proceeds received by the related Transferor in connection with the sale of the Securities of the related Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series specified in the related Prospectus Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Loans in the related Mortgage Pool. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the related Transferor prior to the end of the Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                USE OF PROCEEDS

         Each Transferor intends to use the net proceeds to be received from the sale of the Securities of each Series to acquire the Mortgage Loans to be deposited in the related Mortgage Pool, to establish any Reserve Account, Prefunding Account or Capitalized Interest Account and to pay other expenses connected with the pooling of Mortgage Loans and the issuance of Securities. Any amounts remaining after such payments may be used for general corporate purposes. The timing and amount of offerings of Securities by each Transferor will be influenced by a number of factors, including volume of Mortgage Loans acquired by such Transferor from time to time, prevailing interest rates, availability of funds and general market conditions.

                           AAMES CAPITAL CORPORATION

         Aames Capital Corporation ("ACC") was incorporated in the State of California on August 13, 1993 and is a wholly owned subsidiary of AFC. ACC is primarily engaged in acquiring, owning, transferring and servicing Mortgage Loans. ACC maintains its principal offices at 3731 Wilshire Boulevard, Los Angeles, California 90010 and its telephone number is (800) 829-2929. ACC will only act as Transferor in connection with the issuance of Certificates and will not act in such capacity in connection with the issuance of any Series of Bonds. Neither ACC nor any of its affiliates will insure or guarantee distributions on the Securities of any Series.

                         AAMES CAPITAL ACCEPTANCE CORP.

         Aames Capital Acceptance Corp. ("ACAC") was incorporated under the laws of the State of Delaware on February 4, 1997, and is a wholly owned limited purpose finance subsidiary of Aames Financial Corporation ("AFC"). ACAC's principal office is located at 3731 Wilshire Boulevard, Los Angeles, California 90010 and its telephone number is (213) 351-6100. ACAC was organized for the sole purpose of facilitating transactions of the type described herein and in connection therewith purchasing, holding, owning and transferring all right, title and interest in Mortgage Loans and any activities incidental to and necessary or convenient for the accomplishment of such purpose. ACAC does not have, and is not expected in the future to have, any significant assets.

         ACAC may act as the Bond Issuer or may sell or assign its beneficial ownership interest in any Mortgage Pool, in whole or in part, to another entity formed by ACAC solely for the purpose of acting as the Bond Issuer for a given Series of Bonds at or prior to the time of the issuance of such Bonds. Each Series of Bonds will be non- recourse obligations of the related Bond Issuer.

         ACAC's Certificate of Incorporation places substantial restrictions on the operations and management of ACAC such that a voluntary or involuntary application with respect thereto for relief under the United States Bankruptcy Code or similar state laws is unlikely. Neither ACAC nor any of its affiliates will insure or guarantee distributions on the Securities of any Series.

                                  THE SERVICER

GENERAL

         ACC will act as servicer (in such capacity, the "Servicer") with respect to the Mortgage Loans included in the Mortgage Pool for any Series of Securities.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following table sets forth delinquency and foreclosure experience of home equity loans originated or purchased by the Servicer or Affiliated Originators and included in the servicing portfolio of the Servicer or its affiliates for the periods indicated, except that the information with respect to losses on foreclosed loans does not include any mortgage loans not sold by the Servicer in connection with a securitization even if serviced and foreclosed upon during the indicated period.

                                                                       YEAR ENDED JUNE 30,
                                                                 -------------------------------
                                                                 1994         1995          1996
                                                                 ----         ----          ----
    Percentage of dollar amount of delinquent loans to
    loans serviced (period end)(1)(2)
         One Month . . . . . . . . . . . . . . . . . . . . . .      3.78%        3.88%        4.86%
         Two Months  . . . . . . . . . . . . . . . . . . . . .      1.61%        1.56%        1.79%
         Three or More Months:
           Not foreclosed(3) . . . . . . . . . . . . . . . . .      6.71%        5.00%        8.05%
           Foreclosed(4) . . . . . . . . . . . . . . . . . . .      3.58%        1.47%        1.04%
                                                                    -----        -----        -----
           Total   . . . . . . . . . . . . . . . . . . . . . .     15.68%       11.91%       15.74%
                                                                   ======       ======       ======
    Percentage of dollar amount of loans foreclosed to
      loans serviced (period end)(2) . . . . . . . . . . . . .      3.02%        1.17%        1.17%
    Number of loans foreclosed . . . . . . . . . . . . . . . .        215          159          221
    Principal amount at time of foreclosure of foreclosed
    loans (in thousands) . . . . . . . . . . . . . . . . . . .    $11,528       $6,675      $14,349
    Losses on foreclosed loans included in pools of loans
    securitized (in thousands) . . . . . . . . . . . . . . . .        $40         $322       $1,342

-------------
(1)  Delinquent loans are loans for which more than one payment is due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by the Servicer and, in each case, serviced by the Servicer as of the end of the periods indicated. The total outstanding principal balance of such loans serviced by the Servicer as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency.

(3) Represents loans that are in foreclosure but as to which foreclosure proceedings have not concluded.

(4) Represents properties acquired by the Servicer following foreclosure sale and still serviced by the Servicer at period end.

         The loss information included in the table above reflects only loss experience with respect to foreclosed properties for which affiliates of the Servicer were retained to manage such properties during such periods. The loss information excludes any gains realized on foreclosed properties.

         The Servicer's servicing portfolio has grown over the periods presented. However, because foreclosures and losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures. No information is available to the Servicer with respect to delinquencies, foreclosures or losses on loans originated by affiliates of the Servicer if the related loans or properties were not serviced or managed, as applicable, by the Servicer or such affiliates. In addition, no information is available to the Servicer with respect to delinquency, foreclosure or loss experience with respect to loans originated by any Unaffiliated Originators if the related loans or properties were not serviced or managed, as applicable, by the Servicer.

         Losses realized on properties managed by affiliates of the Servicer and acquired upon foreclosure of loans generally increased over the three-year period ended June 30, 1996. However, the amount of such losses is relatively low in comparison to the volume of home equity mortgage loans originated by affiliates of the Servicer during such period, and the Servicer believes such losses were limited as a direct result of loan origination standards, similar to the Aames Guidelines, that have historically required a low initial Combined Loan-to-Value Ratio. See "The Originators -- Underwriting Guidelines" and "Risk Factors -- Nature of the Security for Mortgage Loans" herein.

         There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans or with respect to any Mortgage Pool will be comparable to the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of the Servicer. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagors, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. To the extent the Aames Guidelines applicable in the future permit higher initial Combined Loan-to-Value Ratios than those that have been required historically, or to the extent Mortgage Pools contain a larger percentage of higher credit grade loans than have historically been the case, losses realized on foreclosures of the related Mortgaged Properties may be higher than the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of the Servicer. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Nature of the Security for Mortgage Loans" herein.

                                THE ORIGINATORS

         Each Transferor may acquire Mortgage Loans originated by one or more subsidiaries of AFC ("Affiliated Originators"). In addition, each Transferor may directly, or indirectly through one of the Affiliated Originators, acquire Mortgage Loans originated by entities unaffiliated with AFC ("Unaffiliated Originators") (together with Affiliated Originators, the "Originators").

UNDERWRITING GUIDELINES

         All Mortgage Loans originated by Affiliated Originators will be underwritten in accordance with standard guidelines (the "Aames Guidelines") developed by the Servicer and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described below. Mortgage Loans originated by Unaffiliated Originators are reunderwritten in accordance with the applicable Aames Guidelines.

         The Aames Guidelines generally are applied to evaluate the value and adequacy of the Mortgaged Property as collateral and to evaluate the Mortgagor's credit standing and repayment ability. In determining the adequacy of the Mortgaged Property as collateral, the related Originator obtains an appraisal of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and is conducted substantially in accordance with mortgage banking industry appraisal standards. Appraisers utilized by Affiliated Originators are generally employees of the related Affiliated Originator. In connection with the related Transferor's reunderwriting of the Mortgage Loans originated by Unaffiliated Originators, such Transferor will have reviewed the appraisal values for all of the Mortgaged Properties securing such Mortgage Loans; however, such Transferor generally will not reappraise any such Mortgage Loans. There can be no assurance that if such Mortgage Loans were reappraised by the related Transferor in accordance with the applicable Aames' Guidelines that the appraised value of such Mortgaged Properties would not be lower than the appraised value determined at origination by or on behalf of the related Unaffiliated Originators.

         In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains credit information from credit reporting agencies. In many cases, the credit information obtained will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. The Originator generally verifies the borrower's employment but in many cases does not verify the borrower's income.

         Once all the signed loan documents, including the promissory note and a security instrument (i.e., mortgage, deed of trust or security deed), and all applicable employment, credit and property information are received, a determination is made as to whether to make the loan. The primary (but not the only) factor considered by the Originator in making this determination is the Combined Loan-to-Value Ratio of the related Mortgaged Property, taking into account any existing Senior Liens and the principal amount of the loan made with respect to the related Mortgaged Property. Generally, a Mortgaged Property with a lower Combined Loan-to-Value Ratio provides greater Security than a Mortgaged Property with a higher Combined Loan-to-Value Ratio.

         After expiration of any three business day rescission period that is required by the federal Truth in Lending Act and the security instrument is ready for recordation, the loan is fully funded. Repayment of principal and interest is generally scheduled to begin approximately one month after funding and, in many cases, the Originator, solely at the direction of the related borrower, will withhold out of the related loan proceeds at origination the first monthly payment to become due on such loan. The Aames Guidelines generally require title insurance coverage issued at origination by an approved title insurance company issuing an a standard form title insurance policy.
Such title policy is required to be in an amount at least equal to the original principal amount of the related Mortgage Loan.

         Notwithstanding the foregoing, in circumstances deemed appropriate by the Servicer and/or ACC, certain of the Aames Guidelines may be modified or waived with respect to some or all of the Mortgage Loans included in the Mortgage Pool for a Series of Securities.

REPRESENTATIONS BY ORIGINATORS AND THE TRANSFERORS

         Generally, an Unaffiliated Originator will make certain representations and warranties with respect to the Mortgage Loans, as specified below, when the Mortgage Loans are sold by such Unaffiliated Originator to the related Transferor or an affiliate thereof. The related Transferor will make comparable representations and warranties with respect to the Mortgage Loans being transferred pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable.

         Such representations and warranties generally include, among other things, that (A) at the time of the sale by the Originator of each Mortgage Loan and, (B) at the time of the conveyance by such Transferor of each Mortgage Loan into the related Mortgage Pool: (i) the information with respect to each Mortgage Loan set forth in the Loan Schedule and delivered upon conveyance of the Mortgage Loan is true and correct as of the related Cut-off Date; (ii) the proceeds of each Mortgage Loan have been fully disbursed and there are no obligations to make further disbursements with respect to any Mortgage Loan; (iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, which may include a condominium, townhouse or manufactured home which is permanently affixed to and treated as real property under local law; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut- off Date, each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Loan Schedule and subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor, subject to certain limitations.

         Unless otherwise described in the related Prospectus Supplement, all of the representations and warranties of an Unaffiliated Originator in respect of a Mortgage Loan will be made as of the date on which such Unaffiliated Originator sells the Mortgage Loan, and all of the representations and warranties of the related Transferor in respect of a Mortgage Loan will be made as of the date such Transferor conveys such Mortgage Loan into the related Mortgage Pool. The date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related Series of the Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the date the related Series of Securities is issued. However, the related Transferor will not include any Mortgage Loan in the Mortgage Pool for any Series of Securities if anything has come to such Transferor's attention that would cause it to believe that such representations and warranties will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Securities.

         Upon a breach of a representation and/or warranty with respect to a Mortgage Loan made by the related Transferor under the related Pooling and Servicing Agreement or Indenture, as applicable, which occurs after conveyance of the related Mortgage Loan to a Mortgage Pool, such Transferor may be required to withdraw such Mortgage Loan from such Mortgage Pool or remove such Mortgage Loan from the Mortgage Pool and convey a substantially similar mortgage loan to the Mortgage Pool in substitution therefor.

                         DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued in one or more classes (each, a "Class") pursuant to an agreement (each, a "Pooling and Servicing Agreement") dated as of the related Cut-off Date among the related Transferor, the Servicer and the Trustee for the benefit of the holders of the Certificates ("Certificateholders") of such Series. Each Series of Bonds will be issued in a single class pursuant to an indenture (each, an "Indenture") dated as of the related Cut-off Date between the related Bond Issuer and the Trustee for the benefit of the holders of the Bonds ("Bondholders" and, together with Certificateholders, "Securityholders") of such Series. The provisions of each Pooling and Servicing Agreement or Indenture, as applicable, will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust or Trust Estate, as applicable. A representative form of Pooling and Servicing Agreement and Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions relating to the Securities which may appear in any related Pooling and Servicing Agreement or Indenture, as applicable. The Prospectus Supplement for a Series of Securities will describe any material provision of the related Pooling and Servicing Agreement or Indenture, as applicable, relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the definitive Pooling and Servicing Agreement or Indenture, as applicable, for each Series of Securities and the applicable Prospectus Supplement. A copy of the definitive Pooling and Servicing Agreement or Indenture, as applicable (each without exhibits), relating to any Series of Securities will be provided to Securityholders, without charge, upon written request to the related Transferor addressed to it at: 3731 Wilshire Boulevard, Los Angeles, California 90010, Attention:
Corporate Secretary.

GENERAL

         The Certificates of a given Series will evidence undivided beneficial interests in the assets of the related Trust specified in the related Prospectus Supplement. The Bonds of a given Series will represent non-recourse obligations of the related Bond Issuer, secured by the assets in the related Trust Estate, and the proceeds of such assets will be the sole source of payments on such Bonds. The Securities of a given Series may be covered by or entitled to the benefits of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior certificates that receive certain preferential treatment (collectively, "Senior Certificates") with respect to one or more subordinated Classes (collectively, "Subordinated Classes") of Certificates of such Series. Distributions on one or more Classes of a Series of Certificates may be made: (a) prior to one or more other Classes, (b) after the occurrence of specified events, (c) in accordance with a schedule or formula, (d) on the basis of collections from designated portions of the Mortgage Loans in the related Trust or (e) on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among such Classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions or payments, as applicable, on Securities will be made only from the assets of the related Trust or Trust Estate, as applicable, and the Securities will not represent interests in or obligations of the related Transferor, the Servicer, the Trustee, any Originator or any other person. The assets of each Trust or Trust Estate, as applicable, will consist of one or more of the following, to the extent set forth in the related Prospectus
Supplement: (a) the Mortgage Loans that from time to time are subject to the related Pooling and Servicing Agreement or Indenture, as applicable; (b) the assets of the Trust or the Trust Estate that from time to time are required by the Pooling and Servicing Agreement or Indenture, as applicable, to be deposited in the Certificate Account or Bond Account, as applicable, the Collection Account and any other accounts (collectively, the "Accounts") established pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable, or to be invested in Permitted Investments; (c) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in the related Mortgage Pool; (d) any Financial Guaranty Insurance Policy; (e) any Mortgage Pool Insurance Policy;

(f) any Special Hazard Insurance Policy; (g) any Bankruptcy Bond; (h) any funds on deposit from time to time in any Reserve Account; and (i) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Securities, any Mortgage Loan in the related Mortgage Pool or any related Mortgaged Property required pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable.

FORM OF SECURITIES

         General. Unless otherwise specified in the Prospectus Supplement, the Securities of each Series will be issued as physical certificates ("Definitive Securities") in fully registered form only in the denominations specified in the related Prospectus Supplement. Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, the office of a registrar for the Securities appointed by the Trustee, in either case as named in the related Prospectus Supplement. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Pooling and Servicing Agreement or Indenture, as applicable, a certificate administrator may perform certain duties in connection with the administration of the Securities.

         Book-Entry Registration. If so specified in the related Prospectus Supplement, the Securities may initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions or payments, as applicable, of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Distribution Date or Payment Date, as applicable, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Under a book-entry format, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the related Pooling and Servicing Agreement or Indenture, as applicable. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the related Pooling and Servicing Agreement or Indenture, as applicable, indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of such Securityholders. Accordingly, although Securityholders will not possess physical securities, such rules, regulations and procedures provide a mechanism by which Securityholders will receive distributions or payments, as applicable, and will be able to transfer their interests.

         Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement or Indenture, as applicable only at the direction of one or more Participants to whose account the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered form as Definitive Securities to Securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement or Indenture, as applicable, as described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities.
Upon surrender by DTC of the physical securities representing the Securities and instruction for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Pooling and Servicing Agreement or Indenture, as applicable. The final distribution or payment, as applicable, of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Distribution Date or Payment Date, as applicable, at such office or agency as is specified in the notice of final payment to Securityholders.

DISTRIBUTIONS AND PAYMENTS ON SECURITIES

         General. Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, if applicable, of principal only or interest only) on the related Certificates, or payments of principal and interest on the related Bonds, as applicable, will be made by the Trustee on each Distribution Date specified in the related Prospectus Supplement (each, a "Distribution Date") or Payment Date specified in the related Prospectus Supplement (each, a "Payment Date"), respectively, in the amounts specified in the related Prospectus Supplement. Distributions or payments, as applicable, will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions or payments, as applicable, will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution or payment, as applicable, in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

         With respect to a given Series of Certificates, each Class of Certificates within such Series will evidence the interests specified in the related Prospectus Supplement, which may include, among other things, (i) the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) interests that are subordinated in their right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such

Series throughout the lives of the Certificates or during specified periods or interests that are subordinated with respect to certain losses or delinquencies; (iv) the right to receive distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; (vii) as to Certificates entitled to distributions allocable to interest, the right to such distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement; and (viii) as to Certificates entitled to distributions allocable to interest only after the occurrence of certain events, the accrual but deferment of payment of interest until such events occur, in each case as specified in such Prospectus Supplement.

         In general, the method of determining the amount of distributions or payments, as applicable, on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below is a general description of certain methods that may be used to determine the amount of distributions or payments, as applicable, on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions or payments, as applicable, on the Securities of such Series.

         Distributions or payments, as applicable, allocable to principal and interest on the Securities of a Series will be made by the Trustee out of, and only to the extent of, funds in a segregated account established and maintained by the Trustee for the deposits of such amounts (the "Certificate Account," with respect to Certificates, and the "Bond Account," with respect to Bonds). The Certificate Account or Bond Account, as applicable, may include funds transferred from any Reserve Account, any Prefunding Account and funds received as a result of any other form of credit enhancement. As between Certificates of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, distributions or payments, as applicable, on the Certificates of any Class of a Series will be made pro rata to all related Certificateholders of that Class.

         Available Funds. All distributions or payments, as applicable, on the Securities of each Series on any Distribution Date or Payment Date, as applicable, will be made from the funds available for distribution or payment, as applicable, on such Distribution Date or Payment Date, as applicable, as described below ("Available Funds"), in accordance with the terms described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Available Funds for each Distribution Date or Payment Date, as applicable, will equal the sum of the following amounts:

                 (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Mortgage Pool, received by the Servicer during the related collection period (the "Collection Period") except:

                          (a)  all payments which were due before the Cut-off
                 Date;

                          (b) amounts received on particular Mortgage Loans as late payments of principal or interest and, unless otherwise specified in the related Prospectus Supplement, other amounts required to be paid by the Mortgagors which are to be retained by the Servicer (including any Sub-Servicer) as additional compensation;

                          (c) amounts representing reimbursement, to the extent permitted as described under "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest" and "-- Servicing and Other Compensation and Payment of Expenses," for advances made by the Servicer or any Sub-Servicers that were deposited into the Certificate Account or Bond Account, as applicable, and amounts representing reimbursement for certain other losses and expenses incurred by the Servicer or any Sub-Servicer as permitted under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable;

                          (d) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool representing servicing compensation payable to the Servicer that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans withdrawn from the Mortgage Pool pursuant to the related Pooling and Servicing Agreement or Servicing Agreement, as applicable; and

                          (e) Trustee fees and other expenses or fees payable out of the related Trust or Trust Estate, as applicable, as specified in the related Prospectus Supplement;

                 (ii) all amounts received and retained, if any, in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), net of unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances made by the Servicer or any Sub-Servicer ("Net Liquidation Proceeds"), including all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ("Insurance Proceeds"), all Principal Prepayments, all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property and all proceeds of any Mortgage Loan acquired by the related Transferor or any other entity pursuant to the Pooling and Servicing Agreement, the Indenture or the Servicing Agreement;

                 (iii) the amount of any Monthly Advance or Compensating Interest Payment made by the Servicer or any Sub-Servicer, as deposited by such in the Certificate Account or Bond Account, as applicable; and

                 (iv) if applicable, amounts withdrawn from a Reserve Account or a Prefunding Account or received in connection with other credit enhancement.

         Distributions and Payments of Interest. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, each Class of Certificates may bear interest at a different rate, which may be fixed or adjustable (the "Certificate Rate"). All of the Bonds of a given Series will bear interest at the same rate, which may be fixed or adjustable (the "Bond Rate"). Interest will accrue on the Security Principal Balance (or, in the case of a Class of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of Securities entitled to interest, at the Certificate Rate or Bond Rate, as applicable, and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on Securities entitled to interest (other than a Class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable or payable on the Distribution Dates or Payment Dates, as applicable, specified in the Prospectus Supplement until the aggregate Security Principal Balance of the related Securities has been distributed or paid in full or, in the case of a Class of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, distributions allocable to interest on each Certificate of such Series that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any Class of Accrual Certificates, if specified in the Prospectus Supplement relating to a given Series of Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such Class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial interest of such Class of Accrual Certificates in the Trust, as reflected in the aggregate Security Principal Balance of such Class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

         Distributions and Payments of Principal. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, the aggregate principal balance amount of any Class of Certificates entitled to distributions of principal will be the aggregate original Security Principal Balance of such Class of Certificates specified in the related Prospectus Supplement, less all amounts previously distributed to such Certificates as allocable to principal. The aggregate principal balance amount of the Bonds of any Series will be the aggregate original Security Principal Balance of such Bonds specified in the related Prospectus Supplement, less all amounts previously paid on such Bonds as allocable to principal. In the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, the original Security Principal Balance will be increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement relating to a given Series of Certificates will specify the method by which the amount of principal payments on the Certificates will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal. As used herein, the term "Security Principal Balance" at any time means the principal balance of the related Securities determined as described above.

         The Prospectus Supplement relating to a given Series of Certificates may provide that one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of any principal payments made by a Mortgagor which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by Subordinated Certificates in the Trust. Increasing the interests of Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement -- Subordination" herein. The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date may vary among Classes over time, or otherwise, as specified in the Prospectus Supplement.

REVOLVING PERIOD AND AMORTIZATION PERIOD; TRANSFEROR INTEREST

         If the Prospectus Supplement relating to a given Series of Certificates so provides, there may be a period commencing on the date of issuance of a Class or Classes of Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Certificates of the related Series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such Class or Classes of Certificates may be (i) utilized by the Trust during such period to acquire additional Mortgage Loans that satisfy the criteria described in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Certificateholders, (iii) applied to those Class or Classes of Certificates, if any, of the same Series as specified in the related Prospectus Supplement as then are in amortization or (iv) otherwise applied as specified in the related Prospectus Supplement.

         An "Amortization Period" is the period, if any, specified as such in the related Prospectus Supplement during which an amount of principal is payable to holders of one or more Classes of a Series of Certificates. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Class or Classes of Certificates of the same or different Series as specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Certificates. The related Prospectus Supplement will set forth the circumstances that will result in the commencement of an Amortization Period.

         Each Trust that has a Revolving Period may also issue to the related Transferor a certificate evidencing a Transferor Interest in the Trust not represented by the other Certificates issued by such Trust. As further described in the related Prospectus Supplement, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust fluctuates and the outstanding amount of the Certificates of the related Series of Certificates is reduced.

REPORTS TO SECURITYHOLDERS

         Except as otherwise set forth in the related Prospectus Supplement, on or before each Distribution Date or Payment Date, as applicable, each Securityholder of record of the related Series of Securities will be entitled to receive a statement setting forth, to the extent applicable to such Series, the following information with respect to the distribution for such Distribution Date or Payment Date, as applicable.

                 (i) the amount of such distribution or payment, as applicable, allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, any prepayment penalties included therein;

                 (ii) the amount of such distribution or payment, as applicable, allocable to interest;

                 (iii) the amounts of (a) any overdue accrued interest included in such distribution or payment, as applicable, (b) any remaining overdue accrued interest with respect to such Securities or
        (c) any current shortfall in amounts to be distributed or paid, as applicable, as accrued interest to holders of such Securities;

                 (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Mortgage Loans or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                 (v) if applicable with respect to a given Series of Certificates, the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed with respect to Senior Certificates;

                 (vi) the total amount of the Insured Amount included in the amount distributed on such Distribution Date or Payment Date, as applicable;

                 (vii) the Pool Balance and the Pool Factor of the Mortgage Loans after giving effect to the distribution or payment, as applicable, on the Distribution Date or Payment Date, as applicable;

                 (viii) if applicable with respect to a given Series of Certificates, the percentage of principal payments on the Mortgage Loans, if any, which each Class will be entitled to receive on the following Distribution Date;

                 (ix) unless the Certificate Rate or Bond Rate, as applicable, is a fixed rate, the related Certificate Rate or Bond Rate applicable to the distribution on the Distribution Date or Payment Date, as applicable;

                 (x) the number and aggregate principal balance of Mortgage Loans in the related Mortgage Pool contractually delinquent (a) one month, (b) two months and (c) three or more months as of the end of the related Collection Period;

                 (xi) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                 (xii) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution or payment, as applicable, on the Distribution Date or Payment Date, as applicable;

                 (xiii) if applicable, during the Funding Period, the remaining Prefunding Amount and the portion of the Prefunding Amount used to acquire additional Mortgage Loans since the preceding Distribution Date or Payment Date as applicable;

                 (xiv) if applicable, during the Funding Period, the amount remaining in the Capitalized Interest Account; and

                 (xv) the amount of Monthly Advances, Servicing Advances and/or Compensating Interest Payments, if any, made since the preceding Distribution Date or Payment Date, as applicable.

         Where applicable, any amount set forth above may be expressed as a dollar amount of the related Securities having the denomination or interest specified either in the related Prospectus Supplement or in the report to Securityholders. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         The "Pool Balance" means the aggregate outstanding principal balance of the Mortgage Loans as of the related Distribution Date or Payment Date, as applicable, and the "Pool Factor" is the percentage obtained by dividing the Pool Balance as of such Distribution Date or Payment Date, as applicable, by the Cut-off Date Pool Balance.

         In addition, within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee will mail to each person who was a Securityholder of record at any time during such calendar year (a) a report as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

         Credit enhancement may be provided with respect to a Series of Securities or with respect to the Mortgage Loans included in the related Trust or Trust Estate, as applicable. Credit enhancement may be in the form of (i) in the case of a given Series of Certificates, the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, a Reserve Account or other insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement described in the related Prospectus Supplement, or in the case of a given Series of Certificates, the use of a cross-support feature, or (iii) any combination of the foregoing. The protection against losses afforded by any credit enhancement will be limited and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the maximum amount covered by the credit enhancement or that are not covered by the credit enhancement, Securityholders will bear their allocable share of such deficiency. If a form of credit enhancement applies to several Classes of Certificates of a given Series, and if principal payments of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.

         Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the related Transferor without the consent of Securityholders, if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities.

SUBORDINATION

         If so specified in a Prospectus Supplement relating to a given Series of Certificates, scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been distributable to one or more Classes of Subordinated Certificates of such Series will instead be distributed to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and interest due to them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts otherwise available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on such Certificates.

         If so specified in the Prospectus Supplement relating to a given Series of Certificates, the same Class of Certificates may be Senior Certificates with respect to the right to receive certain types of payments or with respect to the allocation of certain types of losses or delinquencies and Subordinated Certificates with respect to the right to receive other types of payments or with respect to the allocation of certain types of losses or delinquencies. If specified in the Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of certain events or (iv) otherwise, in each case as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

RESERVE ACCOUNTS

         If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement may be deposited by the related Transferor, the Servicer or the Originators, as applicable, on the date specified in the related Prospectus Supplement in one or more reserve accounts (each, a "Reserve Account") established as part of the related Trust or Trust Estate, as applicable. In addition to or in lieu of the foregoing, if so specified in a Prospectus Supplement relating to a given Series of Certificates, all or any portion of amounts otherwise distributable on any Distribution Date to holders of Subordinated Certificates may instead be deposited into a Reserve Account. Such deposits may be made on the date specified in the related Prospectus Supplement, which may include each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "-- Subordination" above.

         The cash and other assets in a Reserve Account will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust or Trust Estate, as applicable, to pay the expenses of the Trust or Trust Estate, as applicable, or for such other purposes specified in such Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in Permitted Investments, including obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, any asset or instrument deposited in any Reserve Account will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency.

         Any amounts on deposit in a Reserve Account will be available for withdrawal from such Reserve Account for distribution or payment, as applicable, to holders of Securities or release to holders of Securities, the related Transferor, the Servicer, the Originators or another entity for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

FINANCIAL GUARANTY INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or policies (each, a "Financial Guaranty Insurance Policy") may be obtained and maintained for the Securities of a given Series. The provider of any Financial Guaranty Insurance Policy (a "Securities Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Pooling and Servicing Agreement or Indenture, as applicable.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that a certain amount will be available for distribution or payment, as applicable, to Securityholders on a related Distribution Date or Payment Date, as applicable (the "Insured Amount"). The Insured Amount will equal the full amount of principal and interest distributable as of any Distribution Date or due and payable as of any Payment Date, as applicable, to Securityholders under the related Pooling and Servicing Agreement or Indenture, as applicable, plus any other amounts specified therein or in the related Prospectus Supplement.

         The specific terms of any Financial Guaranty Insurance Policy will be described in the related Prospectus Supplement.

         Subject to the terms of the related Pooling and Servicing Agreement or Indenture, as applicable, a Securities Insurer may be subrogated to the rights of Securityholders to receive payments under the Securities to the extent of any payments by such Securities Insurer under the related Financial Guaranty Insurance Policy that were not previously reimbursed. However, any such subrogation rights of a Securities Insurer may not result in a reduction of the amount otherwise distributable on any Distribution Date or due and payable on any Payment Date, as applicable, to holders of the Securities covered by such Financial Guaranty Insurance Policy.

MORTGAGE POOL INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a mortgage pool insurance policy or policies (each, a "Mortgage Pool Insurance Policy") issued by the insurer (the "Mortgage Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for all or certain of the Mortgage Loans. A Mortgage Pool Insurance Policy will, subject to the limitations described below, cover losses on the related Mortgage Loans up to a maximum amount specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, as claims thereunder may be made only respecting losses on certain Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in a related Prospectus Supplement, a Mortgage Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         A Mortgage Pool Insurance Policy generally will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to a Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Transferor's representations and, in such event, might give rise to an obligation on the part of the related Transferor to withdraw the defaulted Mortgage Loan from the Mortgage Pool if the breach cannot be cured by the such Transferor. No Mortgage Pool Insurance Policy will cover losses in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable Mortgage Pool Insurer.

         The original amount of coverage under a Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid by the Servicer less the aggregate of the net amounts realized by the Mortgage Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Mortgage Pool

Insurance Policy reach the maximum amount, coverage under the Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

         The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a special hazard insurance policy or policies (each, a "Special Hazard Insurance Policy") will be obtained for the related Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy, subject to limitations described below, will protect the related Securityholders from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is not located in a federally designated flood area, and
(ii) loss caused by reason of the application of the coinsurance clause contained in a hazard insurance policy. See "The Pooling and Servicing Agreement -- Maintenance of Hazard Insurance" herein. A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the related Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

         The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, because each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Pooling and Servicing Agreement and Servicing Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

BANKRUPTCY BONDS

         If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (each, a "Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. A Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The level of coverage and other terms of a Bankruptcy Bond will be set forth in the related Prospectus Supplement.

CROSS SUPPORT

         If so specified in a Prospectus Supplement relating to a given Series of Certificates, the beneficial interests of separate Trusts or separate groups of assets in a single Trust may be evidenced by separate Classes of the Certificates of such Series. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial interest in other asset groups within the same Trust. The Prospectus Supplement for a Series of Certificates which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If so specified in a Prospectus Supplement relating to a given Series of Certificates, the coverage provided by one or more other forms of credit enhancement, such as Financial Guaranty Insurance Policies or Reserve Accounts, may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified Trusts or asset groups.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If so specified in the related Prospectus Supplement, a Trust or Trust Estate, as applicable, may include, in addition to or in lieu of some or all of the foregoing, letters of credit, third party guarantees and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust or Trust Estate, as applicable, paying administrative expenses or accomplishing such other purpose. The related Prospectus Supplement will describe any such arrangements, including information as to the extent of coverage and any conditions or limitations thereto. The related Trust or Trust Estate, as applicable, may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. Any such arrangement must be acceptable to each Rating Agency named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the related Prospectus Supplement expressly provides for credit enhancement and maintenance arrangements, the following paragraphs shall apply.

         If a form of credit enhancement has been obtained for a Series of Securities, the related Transferor or the Servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the related Pooling and Servicing Agreement, Indenture or Servicing Agreement, as applicable, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below.

         In lieu of the obligation to maintain a particular form of credit enhancement, the related Transferor or the Servicer may obtain a substitute or alternate form of credit enhancement. If the related Transferor obtains such a substitute form of credit enhancement, such form of credit enhancement will be maintained and kept in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the related Transferor or the Servicer will obtain written confirmation from each applicable Rating Agency that the substitution or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Securities by each applicable Rating Agency.

         The Servicer will provide the Trustee information required for the Trustee to draw under a Financial Guaranty Insurance Policy or any letter of credit, will present claims to any Mortgage Pool Insurer, any Special Hazard Insurer and to any provider of a Bankruptcy Bond, and will take such reasonable steps as are necessary to permit recovery under such Financial Guaranty Insurance Policy, letter of credit, Bankruptcy Bond, Special Hazard Insurance Policy, Mortgage Pool Insurance Policy or other applicable forms of credit enhancement. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its obligations to withdraw Mortgage Loans from the related Mortgage Pool pursuant to the terms of the related Agreement or Indenture, as applicable. All collections by the Servicer under any Mortgage Pool Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Collection Account and ultimately in the Certificate Account or Bond Account, as applicable, subject to withdrawal. Unless otherwise specified in the related Prospectus Supplement, all draws under any Financial Guaranty Insurance Policy or letter of credit will be deposited directly in the Certificate Account or Bond Account, as applicable.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of credit enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement to the Servicer for its expenses and (ii) that such expenses will be recoverable out of related Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the

Servicer has been unable to make the above determinations or has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Loans included in the related Mortgage Pools, the allocation of available funds to the Securities, the Certificate Rate for various Classes of a Series of Certificates or the Bond Rate for various Series of Bonds, as applicable, and the purchase price paid for the Securities.

         The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith.

         The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall appreciably below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

         Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Mortgage Loans may be affected by changes in a Mortgagor's housing needs, job transfers, unemployment, Mortgagor's net equity in the related Mortgaged Property, the enforcement of due-on- sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans.

         Generally, mortgage loans secured by junior liens have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than mortgage loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second mortgage loans for federal income tax purposes may result in a higher rate of prepayment of such mortgage loans. The obligation of the Servicer to enforce due-on-sale provisions of the mortgage loans may also increase prepayments. The prepayment experience of the Mortgage Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Transferors are unaware of any reliable studies that would accurately project the prepayment risks associated with the mortgage loans.

         Unless otherwise provided in the related Prospectus Supplement, all of the Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. See "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale Clauses" herein.

         The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans that are faster than otherwise scheduled.

         When a full prepayment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act" herein. Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Collection Period, the Servicer or any Sub- Servicer, if applicable, will be obligated to make a Compensating Interest Payment with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date or Payment Date, as applicable. To the extent such shortfalls exceed the amount of the Compensating Interest Payment that the Servicer or any Sub-Servicer is obligated to pay, the yield on the Securities could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.

         Under certain circumstances, the related Transferor, the Servicer or certain other entities specified in the Prospectus Supplement relating to a Series of Certificates may have the option to acquire the Mortgage Loans and other assets of a Trust, thereby effecting early retirement of the related Series of Certificates, subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for the related Series. Typically, the related Transferor, the Servicer or such other entity will cause the retirement of a Series of Certificates at the point at which servicing of the remaining relatively small pool of Mortgage Loans becomes inefficient. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein. Under certain circumstances, a Series of Bonds may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the related Bond Issuer or another party specified in the Prospectus Supplement relating to such Series of Bonds; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement. See "The Indenture -- Redemption of Bonds" herein.

         Unless otherwise specified in the related Prospectus Supplement, the effective yield to Securityholders will be slightly lower than the yield otherwise produced by the applicable Certificate Rate or Bond Rate and purchase price, because while interest generally will accrue on the Securities from the first day of each month, the distribution or payment, as applicable, of such interest will not be made earlier than a specified date in the month following the month of accrual.

         The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate faster (or slower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The Prospectus Supplement relating to a Series of Securities may discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative combination of the various factors affecting prepayment may also vary from time to time.
There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Securities.

                      THE POOLING AND SERVICING AGREEMENT

         Set forth below is a summary of the material provisions of each Pooling and Servicing Agreement that are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Pooling and Servicing Agreement, and is subject to, and qualified in its entirety by reference to, the provisions of each Pooling and Servicing Agreement. Where provisions or terms used in a particular Pooling and Servicing Agreement are different than as described herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

         The Mortgage Loans to be included in a Mortgage Pool for a Series of Bonds will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of ACAC, as Transferor (or the related Bond Issuer, if a different entity, to the extent described in the related Prospectus Supplement), and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "-- Assignment of Mortgage Loans" below. In addition, the Mortgage Loans included in a Mortgage Pool for a Series of Bonds will be serviced pursuant to the terms of a Servicing Agreement and any such Servicing Agreement will contain provisions governing the servicing of such Mortgage Loans that are substantially similar to the provisions included in each Pooling and Servicing Agreement relating to servicing and collection procedures with respect to the related Mortgage Loans as described below. See "The Indenture -- General" herein.

ASSIGNMENT OF MORTGAGE LOANS

         Assignment of the Mortgage Loans. At the Closing Date for a Series of Certificates, the related Transferor will cause the Mortgage Loans that will comprise the related Trust to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the related Transferor on or with respect to such Mortgage Loans on or after the Cut-off Date, other than principal and interest due before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the related Transferor in exchange for the Mortgage Loans.

         Each Mortgage Loan assigned to the Trustee will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (a "Loan Schedule"). The Loan Schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the maturity date of the Mortgage Loan, the Combined Loan-to-Value Ratio at origination and certain other information.

         In connection with the assignment, the related Transferor will be required to deliver or cause to be delivered to the Trustee certain specified items (collectively, with respect to each Mortgage Loan, the "Mortgage File"). Unless otherwise specified in the related Prospectus Supplement each Mortgage File will be required to include:

                 (a) the original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the related Transferor, endorsed by the related Transferor, without recourse, to the order of the Trustee;

                 (b) the original Mortgage with evidence of recording indicated thereon;

                 (c) the original executed assignment of the Mortgage in recordable form;

                 (d) originals of all assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

                 (e) originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the related Transferor; and

                 (f) the original lender's title insurance policy issued on the date of the origination of such Mortgage Loan.

         Unless otherwise specified in the related Prospectus Supplement, the related Transferor will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the related Transferor or the Originator of such Mortgage Loans.

         If the related Transferor cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon on the Closing Date solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Transferor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The related Transferor shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the related Transferor within six months from the Closing Date shall not have received such original Mortgage or mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

         Review of the Mortgage File. The Trustee will agree, for the benefit of the Certificateholders, to review each Mortgage File and the specified items delivered by or on behalf of the related Transferor within 45 days after the Closing Date, to determine if the documents described in clauses (a) through
(f) above have been executed and received, and that such documents relate to the Mortgage Loans in the Loan Schedule. The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

         If within such 45-day period the Trustee finds that any document constituting a part of a Mortgage File is not properly executed, has not been received or is unrelated to the Mortgage Loans identified in the related Loan Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Loan Schedule, the Trustee will be required to promptly notify the related Transferor of any defect. Such Transferor will use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File within 60 days after the Trustee's notice. Thereafter, the Trustee shall also certify that it has received all of the documents referred to in clauses (a) through (f) and that all corrections or curative actions required to be taken by the related Transferor within the 60-day period have been completed or effected, or that the related Mortgage Loans will be withdrawn or substituted, as specified below.

         Withdrawal or Substitution of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, if, within 60 days after the Trustee's notice of defect, the related Transferor has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan, such Transferor will be required to, prior to the next Distribution Date, at its option, (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage Loan") or (ii) withdraw such Mortgage Loan from the related Mortgage Property by paying an amount equal to its Principal Balance together with one month's interest at the Mortgage Rate, less any payments received during the related Collection Period ("Loan Withdrawal Amount").

         If as provided above, the related Transferor, rather than withdrawing the Mortgage Loan, removes a Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and substitutes in its place a Qualified Replacement Mortgage Loan, such substitution must be effected within 90 days of the date of the initial issuance of the Certificates of a Series with respect to which no REMIC election is made. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Replacement Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of and not substantially less than the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid by or at the direction of the related Transferor to the related Trust in the month of substitution for distribution to the Certificateholders as a reduction of principal), (ii) have a Mortgage Rate neither one percentage point or more less than nor one percentage point or more greater than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither one year or more earlier than nor one year or more later than that of the Deleted Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

         Additionally, unless otherwise specified in the related Prospectus Supplement, the related Transferor will have made representations and warranties in respect of the Mortgage Loans assigned by such Transferor and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing Date; (ii) that such Transferor had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or junior lien on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Pooling and Servicing Agreement) and that the Mortgaged Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than thirty days delinquent as of the related Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and, subject to certain limitations, is enforceable under, all applicable state and federal laws and regulations in all material respects. Upon the discovery by the related Transferor or the Trustee that the representations in the applicable Pooling and Servicing Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Certificateholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the related Transferor's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue and materially and adversely affects the interests of the Certificateholders, such Transferor is required promptly to cure such breach in all material respects or such Transferor will (or will cause the applicable Originator to) on the Distribution Date next succeeding such discovery, receipt of notice or such other time, withdraw, or provide a Qualified Replacement Mortgage Loan, as set forth above. The obligation of the related Transferor so to cure, substitute or withdraw any Mortgage Loan as to which breach has not been remedied constitutes the sole remedy available to the Certificateholders or the Trustee respecting such breach.

         Any agreements pursuant to which the related Transferor acquires certain Mortgage Loans to be deposited in a Trust will contain representations and obligations of the related Originators that are similar to those described in the preceding paragraph. The related Transferor may enforce any obligations of the related Originators in connection with its efforts to cure any breach of a representation pursuant to the related Pooling and Servicing Agreement. See "The Originators -- Representations by Originators and the Transferors" herein.

PAYMENTS ON THE MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to establish and maintain one or more accounts (each, a "Collection Account") at one or more institutions meeting the requirements set forth in the related Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the Collection Account no later than the second business day after receipt. All funds in the Collection Accounts will be required to be invested in instruments designated as Permitted Investments. Any investment earnings on funds held in the Collection Accounts are for the benefit of the Servicer.

         The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Certificate Account as set forth below; (b) to pay itself any monthly Servicing Fees; (c) to make any Servicing Advance or to reimburse itself for any Servicing Advance or Monthly Advance previously made; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, not later than the third day prior to any Distribution Date (the "Deposit Date"), the Servicer will be required to wire transfer to the Trustee for deposit in the Certificate Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Distribution Date. See "Description of Securities -- Distributions and Payments on Securities -- Available Funds" herein.

INVESTMENT OF ACCOUNTS

         Unless otherwise specified in the related Prospectus Supplement, all or a portion of any Account, including the Collection Account, may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Trustee or any affiliate thereof may be the obligor on any investment in any Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

         The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein.

         Unless otherwise specified in the related Prospectus Supplement, all income or other gain from investments in any Account will be held in such Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the related Pooling and Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss is not offset by other income or gain from investments in such Account and then available for such application.

PERMITTED INVESTMENTS

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will define "Permitted Investments" generally as follows:

                 (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

                 (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                 (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                 (d) Federal National Mortgage Association senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

                 (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

                 (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

                 (g) Commercial paper (having original maturities of not more than 180 days) assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

                 (h) Investments in money market funds assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

                 (i)  Other investments acceptable to the applicable Rating
         Agency.

No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

MONTHLY ADVANCES AND COMPENSATING INTEREST

         In order to maintain a regular flow of scheduled interest to Certificateholders (rather than to guarantee or insure against losses), unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will require that, on each Distribution Date, the Servicer or any Sub-Servicer deposit in the Collection Account an amount of its own funds (a "Monthly Advance"). Unless otherwise specified in the related Prospectus Supplement, a "Monthly Advance" will be equal to the sum of the interest portions of the aggregate amount of monthly payments (net of the Servicing Fee) due on the Mortgage Loans during the related Collection Period, but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the outstanding principal balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

         The Servicer or any Sub-Servicer, if applicable, may recover Monthly Advances, if not recovered from the Mortgagor on whose behalf such Monthly Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from late collections, insurance proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise, the Servicer may reimburse itself or a Sub-Servicer, if applicable, on the next Distribution Date from Available Funds remaining in the Certificate Account after making required payments on such Distribution Date.

         With respect to each Mortgage Loan as to which a prepayment is received, that becomes a Liquidated Mortgage Loan or is otherwise charged-off during the Collection Period related to a Distribution Date, unless otherwise specified in the related Prospectus Supplement, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee, an amount generally representing the excess of interest on the principal balance of such Mortgage Loan prior to such prepayment, liquidation or charge-off over the amount of interest actually received on the related Mortgage Loan during the applicable Collection Period (each such amount, a "Compensating Interest Payment"). The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall will reduce the amount of interest payable to the Certificateholders on such Distribution Date and such reduction will not be recoverable thereafter.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Servicer, on behalf of the Trustee, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Transferor or the Servicer has not reacquired pursuant to the option described below, unless the Servicer reasonably believes that Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case the Mortgage Loan will be charged off and will be liquidated (a "Liquidated Mortgage Loan"). In connection with such foreclosure or other conversion, the Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances.

         Unless otherwise specified in the related Prospectus Supplement, if a REMIC election has been made, the Servicer will be required to sell REO Property within two years of its acquisition by the Trustee, unless an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the related Transferor and the Servicer is obtained to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

         In servicing the Mortgage Loans, the Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

         Unless otherwise specified in the related Prospectus Supplement, the related Transferor or the Servicer may have the right and the option under the related Pooling and Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so reacquired will be withdrawn from the related Mortgage Pool on a Deposit Date at the Loan Withdrawal Amount thereof.

GENERAL SERVICING PROCEDURES

         The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, in accordance with the provisions of each related Pooling and Servicing Agreement and the policies and procedures customarily employed by the Servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

         The Servicer, in its own name or in the name of any Sub-Servicer, will be authorized and empowered pursuant to the related Pooling and Servicing Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Trustee and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee.

         During a foreclosure, any expenses incurred by the Servicer are added to the amount owed by the Mortgagor, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer will proceed to liquidate the asset. Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in its real estate loan portfolio and applicable laws and regulations.

SUB-SERVICERS

         The Servicer will be permitted under the related Pooling and Servicing Agreement to enter into sub-servicing arrangements with certain mortgage servicing institutions meeting the requirements of such Pooling and Servicing Agreement (each, a "Sub-Servicer") to service the Mortgage Loans in a Mortgage Pool. Any such sub-servicing arrangements will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of the Sub-Servicer with respect to the Mortgage Loans will be paid by the Servicer. See "-- Servicing and Other Compensation and Payment of Expenses" below.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing activities under a Pooling and Servicing Agreement, the Servicer will be entitled to retain the amount of the Servicing Fee (as defined in the related Pooling and Servicing Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Collection Account and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

         The Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments due under any Senior Lien, if any, advancing delinquent property taxes, and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. The Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to recover Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Collection Account. The Servicer is not required to make any Servicing Advance that it determines would be nonrecoverable.

         In addition, a Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed for such expenditures under the related Pooling and Servicing Agreement. Compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer.

MAINTENANCE OF HAZARD INSURANCE

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where each Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related Senior Lien, if any, (ii) the full insurable value of the related Mortgaged Property and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Unless otherwise specified in the related Prospectus Supplement, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, the Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the Senior Lien, if any, (b) the minimum amount required to compensate for damages or loss on a replacement cost basis or (c) the maximum amount of insurance available under the National Flood Protection Act of 1973, as amended, provided that such flood insurance is available. The Servicer will also be required to maintain fire, hazard and, if applicable, flood insurance on each REO Property in the respective amounts described above, as well as liability insurance, in each case to the extent such insurance is available. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) are required to be deposited by the Servicer in the Collection Account.

         In the event that the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balances of the Mortgage Loans without co- insurance, and otherwise complies with the requirements of the preceding paragraph, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, when a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, in performing its servicing functions, to the extent it has knowledge of such conveyance or prospective conveyance, will be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Servicer also will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

VOTING

         Unless otherwise specified in the related Pooling and Servicing Agreement, with respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified "Voting Interests" in the Trust, the holders of any Class of Certificates will collectively be entitled to the then-applicable percentage of such Class of Certificates of the aggregate Voting Interests represented by all Certificates. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Certificateholder's Percentage Interest (as such term is defined in the related Pooling and Servicing Agreement) in such Class. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of a specified Class or Classes of Certificates, each Certificateholder of such specified Class will have a Voting Interest in such Class equal to such Certificateholder's Percentage Interest in such Class. Any Certificate registered in the name of the related Transferor or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to take any such action, or effect any such consent, has been obtained.

AMENDMENTS

         Unless otherwise specified in the related Prospectus Supplement, at any time and from time to time, without the consent of the Certificateholders, the Trustee, the related Transferor and the Servicer may amend the related Pooling and Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement, (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization (as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Certificateholder.

         Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement may also be amended by the Trustee, the related Transferor and the Servicer, at any time and from time to time, with the prior written approval of not less than a majority of the Percentage Interests represented by each affected Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Certificateholders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Certificateholder without the consent of such Certificateholder or (b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Certificateholders of all Certificates of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.

         The Trustee will be required to furnish a copy of any such amendment to each Certificateholder in the manner set forth in the related Pooling and Servicing Agreement.

CERTIFICATE EVENTS OF DEFAULT

         Unless otherwise specified in the related Prospectus Supplement, events of default with respect to Certificates (each, a "Certificate Event of Default") under a Pooling and Servicing Agreement will consist of (a) any failure by the Servicer to make a Monthly Advance as required; (b) any failure by the Servicer to deposit in the Collection Account or Certificate Account any amount (other than an amount representing a Monthly Advance) required to be so deposited under the related Pooling and Servicing Agreement, which failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (c) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee or the Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (d) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (e) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Pooling and Servicing Agreement; and (f) if the related Transferor and the Servicer are the same entity (i.e., ACC), any failure of the Transferor to duly observe or perform in any material respect any of its covenants or agreements in the related Pooling and Servicing Agreement that materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of a written notice of such failure to such Transferor by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%.

RIGHTS UPON CERTIFICATE EVENTS OF DEFAULT

         Unless otherwise specified in the related Prospectus Supplement, upon the occurrence of a Certificate Event of Default, Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% or the Trustee may terminate all of the rights and obligations of the Servicer under the related Pooling and Servicing Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and

Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to thereunder. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or legally unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution or any institution that regularly services home equity loans that is currently servicing a home equity loan portfolio that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000 to act as successor to the Servicer under the related Pooling and Servicing Agreement, provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the Certificates by any applicable Rating Agency. Pending appointment of a successor Servicer, unless the Trustee is prohibited by law from so acting, the Trustee shall be obligated to act as Servicer. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

         Unless otherwise specified in the related Prospectus Supplement, no Certificateholder, solely by virtue of its status as a Certificateholder, will have any right under the related Pooling and Servicing Agreement to institute any action, suit or proceeding with respect to the related Pooling and Servicing Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the related Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

TERMINATION; OPTIONAL TERMINATION

         Unless otherwise specified in the related Pooling and Servicing Agreement, the obligations created by each Pooling and Servicing Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Servicer, and required to be paid to them pursuant to such Pooling and Servicing Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Loans subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loans remaining in the Trust and (ii) the acquiring by the related Transferor, the Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust of all of the remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, any such acquisition of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a Series of Certificates will be made at the option of the related Transferor, the Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the related Transferor, the Servicer or other entity to so acquire is subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any reacquisition pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

EVIDENCE AS TO COMPLIANCE

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Audit Program for Mortgage Bankers (to the extent the procedures are applicable to the servicing obligations set forth in the Pooling and Servicing Agreement), the servicing by or on behalf of the Servicer of the related Mortgage Loans, under agreements substantially similar to each other (including the related Pooling and

Servicing Agreement) was conducted in compliance with such agreements and such procedures have disclosed no exceptions or errors in records relating to the Mortgage Loans subject to the related Pooling and Servicing Agreement which, in the opinion of such firm, are material, except for such exceptions as will be referred to in the report. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Servicer will be required to deliver to the Trustee, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the related Pooling and Servicing Agreement throughout the preceding year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE TRANSFERORS

         The related Pooling and Servicing Agreement will provide that neither the related Transferor nor any of its directors, officers, employees or agents shall have any liability to the related Trust created thereunder or to any of the Certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement. The related Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the related Transferor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the related Trust against any loss, liability or expense incurred in connection with legal actions relating to such Pooling and Servicing Agreement or the Certificates.

THE TRUSTEE

         Each Prospectus Supplement will name the Trustee under the related Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee may resign at any time, upon notice to the related Transferor, the Servicer and any Rating Agency, in which event such Transferor will be obligated to appoint a successor Trustee. The related Transferor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Each Pooling and Servicing Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Pooling and Servicing Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement. The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Pooling and Servicing Agreement.

                                 THE INDENTURE

GENERAL

         Each Series of Bonds will be issued pursuant to an Indenture to be entered into between the related Bond Issuer and the related Trustee. The Mortgage Loans to be included in the related Mortgage Pool will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of ACAC, as Transferor (or the related Bond Issuer, if a different entity, to the extent described in the related Prospectus Supplement), and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" herein. In addition, the Mortgage Loans included in the Mortgage Pool for any Series of Bonds will be serviced by the Servicer pursuant to the terms of a Servicing Agreement to be entered into among the Bond Issuer, ACC, as Servicer, and the related Trustee, which will contain provisions substantially similar to the servicing and collection provisions included in each Pooling and Servicing Agreement and described under "The Pooling and

Servicing Agreement" herein. Where provisions or terms used in a particular Indenture or Servicing Agreement differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.

MODIFICATION OF INDENTURE

         With the consent of the holders of not less than 51% of the then aggregate principal amount of the outstanding Bonds of any Series issued under an Indenture, the related Trustee and the related Bond Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Bonds.

         Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the final Payment Date of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the Bond Rate specified thereon (except as provided in the related Indenture with respect to Bonds that have an adjustable Bond Rate), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the related Bond Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture,
(c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in a Bond Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the related Bond Issuer or an affiliate of the related Bond Issuer, (e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of holders of Bonds of such Series contained therein.

         The related Bond Issuer and the respective Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series.

BOND EVENTS OF DEFAULT

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, a "Bond Event of Default" with respect to any Series of Bonds will be defined in the respective Indenture under which such Bonds are issued as: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of principal of any Bond of such Series or a default for a specified period in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds of such Series; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a specified period after notice to the related Bond Issuer by the Trustee or to the related Bond Issuer and the Trustee by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (d) the failure of the lien of the Indenture to constitute a valid first priority security interest in the Trust Estate; (e) any representation or warranty made by the related Bond Issuer in the Indenture or in any certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within a specified period after notice thereof is given to the related Bond Issuer by the Trustee or by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the related Bond Issuer.

RIGHTS UPON BOND EVENTS OF DEFAULT

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, in case a Bond Event of Default should occur and be continuing with respect to a Series of Bonds, the Trustee may, and on request of holders of not less than 51% in principal amount of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

         If, following a Bond Event of Default, a Series of Bonds has been declared to be due and payable, the Trustee may, in its discretion (provided that the holders of the Bonds of such Series have not directed the Trustee to sell the assets included in the related Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Trustee, however, must sell the assets included in the related Trust Estate for such Series if collections in respect of such assets are determined to be insufficient to make all scheduled payments on Bonds of such Series, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon a Bond Event of Default the Trustee may, in its discretion (provided that, unless the Bond Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the holders of all outstanding Bonds of such Series, and certain other conditions must be met), sell the assets included in the related Trust Estate for such Series, in which event the Bonds of such Series will be payable pro rata out of the collections on, or the proceeds from the sale of, such assets and any overdue installments of interest on the Bonds will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Bond of such Series.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case a Bond Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby.

LIST OF BONDHOLDERS

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Trustee, obtain access to the list of all Bondholders of such Series maintained by the Trustee for the purpose of communicating with other such Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.

ANNUAL COMPLIANCE STATEMENT

         The related Bond Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.

TRUSTEE'S ANNUAL REPORT

         The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Bond Issuer to it in the Trustee's individual capacity, the property and funds physically held by the Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported, any additional Series of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the assets securing the Bonds of a Series upon the delivery to the Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

REDEMPTION OF BONDS

         To the extent provided in the related Prospectus Supplement, the Bonds of any Series may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the related Bond Issuer or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.

REPORTS BY TRUSTEE TO BONDHOLDERS

         On each Payment Date, the Trustee will send a report to each Bondholder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Bond after giving effect to the payments made on such Payment Date.

LIMITATION ON SUITS

         Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, no Bondholder of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Trustee of a continuing Bond Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Trustee to institute proceedings in respect of such Bond Event of Default in its own name as Trustee; (3) such holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for a specified period after its receipt of such notice, request and offer of indemnity the Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Trustee during such period by the holders of not less than 51% in principal amount of the Bonds of such Series then outstanding.

        CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND RELATED MATTERS

         The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to encompass the laws of all states in which Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

NATURE OF THE MORTGAGE LOANS

         The Mortgage Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property is located. In California, for example, Mortgage Loans are secured by deeds of trust. In other states, a mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments and other charges under governmental police powers. Priority between mortgages depends on their terms and generally on the order of recording in the appropriate state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower property owner called the trustor (similar to a mortgagor), the lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the borrower's obligation to the lender. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to this non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor-in-interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In some states, the borrower under a mortgage or a deed of trust will have the right to reinstate the loan at any time following default until shortly before the foreclosure sale. In such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property, in which event the lender may be entitled to a deficiency judgment in certain states. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice earlier than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, such as California, there is no right to reclaim property after a trustee's sale under a deed of trust.

CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

         Most institutional lenders in California, including the Affiliated Originators originating loans secured by real property in California, use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards made in connection with any condemnation proceedings to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine; provided, however, that the beneficiary is prohibited (under California law) from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary may apply any award received in respect of such damages or in connection with such condemnation to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are senior to the deed of trust, to provide and maintain fire and hazard insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount received by the lender at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Servicer will not seek deficiency judgments against defaulting Mortgagors.

         In addition to laws limiting or prohibiting deficiency judgements, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         California courts have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, California courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second deed of trust affecting the property.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will contain a due-on-sale clause which will generally provide that if the Mortgagor sells, transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by such Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed at all or after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering owner-occupied residential properties. Because many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment may increase the likelihood of refinancing or other early retirement of such Mortgage Loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

ENVIRONMENTAL CONSIDERATIONS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which term includes, among others, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility."

         Court decisions, such as United States v. Fleet Factors, 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 US 1049 (1991) (CERCLA liability may be imposed on a secured lender if it has the ability to participate in management), and Kelley v. EPA, 15 F.3d 1100 (DC Cir. 1994) cert. denied sub nom, Kelley v. Am. Bankers Ass'n., 115 S. Ct. 900 (1995) (invalidated the Lender Liability Rule issued by the EPA in 1992) created considerable uncertainty about the scope and availability of the secured lender's exemption from liability. In September 1996, however, Congress passed the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 to address this uncertainty in federal law. This statute adopted EPA's Lender Liability Rule into law and, among other things, clarified the exemption by defining more clearly the circumstances under which a lender will be deemed to have participated in management. Similar legislation has been enacted in some states. In the jurisdictions in which such enactments are in effect, the environmental liability risks associated with protecting a security interest in property have been reduced, although not completely eliminated.

         The costs associated with environmental clean-up may be substantial. If the related Trustee or Servicer is deemed to have participated in management of a contaminated property that is part of the Trust or Trust Estate, as applicable, it is likely that remedial costs would become a liability of that Trust or Trust Estate, as applicable, and in certain circumstances, of the Trustee. Such an occurrence could occasion a loss to Securityholders. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.

         Unless otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary of certain of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities is based on the advice of Andrews & Kurth L.L.P., counsel to the Transferors. This summary is based on laws, regulations, including the real estate mortgage investment conduit ("REMIC") regulations promulgated by the Treasury Department on December 23, 1992 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

I.       TAXATION OF CERTIFICATES

         A.      GENERAL

         The federal income tax consequences to Certificateholders will vary depending on whether (i) the Certificates of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust (or certain assets of the Trust) relating to a particular Series of Certificates as a REMIC under the Internal Revenue Code of 1986 (the "Code");
(iii) the Certificates represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust for a Series; or
(iv) for federal income tax purposes the Trust relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Certificates will specify how the Certificates will be treated for federal income tax purposes and will specify whether a REMIC election will be made with respect to such Series.

         B.      TAXATION OF DEBT CERTIFICATES (INCLUDING REGULAR CERTIFICATES)

         Interest and Acquisition Discount. Certificates representing regular interests in a REMIC ("Regular Certificates") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Certificates (other than Regular Certificates) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Non-REMIC Certificates characterized as debt for federal income tax purposes and Regular Certificates will be referred to hereinafter collectively as "Debt Certificates." For non-REMIC Certificates treated as debt for federal income tax purposes, see also "Certain Certificates Treated as Indebtedness" herein.

         Debt Certificates that are Accrual Certificates will, and certain of the other Debt Certificates may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID that are set forth in Sections 1271-1275 of the Code and the Treasury Department regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Certificateholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Certificates.

         In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Certificate over its issue price. A holder of a Debt Certificate must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Certificate will be considered to be zero if it is less than a de minimis amount as determined under the Code.

         The issue price of a Debt Certificate is the first price at which a substantial amount of Debt Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Certificate includes the original principal amount of the Debt Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable."
The OID Regulations state that interest is unconditionally payable if late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest is expected to be penalized or reasonable remedies exist to compel payment. The meaning of "penalized" under the OID regulations is unclear particularly in the case of obligations based on other debt obligations. Interest payments on Debt Certificates that do not have reasonable remedies to compel timely payment of interest may not be qualified stated interest, and such Debt Certificates may have OID.

         Certain Debt Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Certificates or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Under the de minimis rule, OID on a Debt Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Certificate multiplied by the weighted average maturity of the Debt Certificate. For this purpose, the weighted average maturity of the Debt Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Certificate and the denominator of which is the stated redemption price at maturity of the Debt Certificate. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Certificate is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "-- Election to Treat All Interest as Original Issue Discount" herein.

         The holder of a Debt Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Certificate, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Certificate that is not a Regular Certificate and the principal payments on which are not subject to acceleration resulting from prepayments on the Mortgage Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Certificate and the adjusted issue price of the Debt Certificate, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Certificate in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Certificates, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Certificate") is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Certificate is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Certificate, over the adjusted issue price of the Pay-Through

Certificate at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Certificate to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Certificate to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Certificates based on the Prepayment Assumption, no representation is made to such holders that Mortgage Loans will be prepaid at that rate or at any other rate.

         The related Transferor may adjust the accrual of OID on a Class of Regular Certificates (or other regular interests in a REMIC) in a manner that it believes to be appropriate to take account of realized losses on the Mortgage Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service (the "IRS") were to require that OID be accrued without such adjustments or if the related Transferor determines not to make such adjustments, the rate of accrual of OID for a Class of Regular Certificates could increase.

         Certain classes of Regular Certificates may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Certificate will also be required to include OID in gross income, but such a holder who purchases such Debt Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Certificates under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Certificates is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders should consult their own tax advisors on this point.

         Interest-Only Debt Certificates. The Trust intends to report income from interest-only classes of Debt Certificates to the IRS and to holders of interest-only Debt Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Certificates will be treated as having original issue discount.

         Variable Rate Debt Certificates. Under the OID Regulations, Debt Certificates paying interest at a variable rate (a "Variable Rate Debt Certificate") are subject to special rules. A Variable Rate Debt Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Certificate by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and
(iii) it provides that each qualified floating or objective rate is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Variable Rate Debt Certificate).

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Certificate or the restriction will not significantly affect the yield of the Variable Rate Debt Certificate.

         An "objective rate" is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula and which is based upon (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Variable Rate Debt Certificate is denominated, (iii) either the yield or changes in the price of one or more items of actively traded personal property or (iv) a combination of rates described in (i), (ii) and (iii). The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Certificate's term. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate, and variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. The OID Regulations also provide that if a Variable Rate Debt Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate Debt Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Certificate"), original issue discount is computed as described above based on the following : (i) stated interest on the Single Variable Rate Debt Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and (ii) by assuming that the variable rate on the Single Variable Debt Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Certificate.

         In general, any Variable Rate Debt Certificate other than a Single Variable Rate Debt Certificate (a "Multiple Variable Rate Debt Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Certificate. The OID Regulations generally require that such a Multiple Variable Rate Debt Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Certificate. In the case of a Multiple Variable Rate Debt Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Certificate as of the Multiple Variable Rate Debt Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate Debt Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Certificate during the accrual period.

         The OID Regulations do not clearly address the treatment of a Variable Rate Debt Certificate that is based on a weighted average of the interest rates on underlying Mortgage Loans. Under the OID Regulations, interest payments on such a Variable Rate Debt Certificate may be characterized as qualified stated interest which is includible in income in a manner similar to that described in the previous paragraph. However, it is also possible that interest payments on such a Variable Rate Debt Certificate would be treated as contingent interest (possibly includible in income when the payments become fixed) or in some other manner.

         If a Variable Rate Debt Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Certificate would be taxed if such Debt Certificate were treated as a contingent payment debt obligation.

         Market Discount. A purchaser of a Certificate may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Certificate with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Certificate over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Certificate received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury Department regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Certificate, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Certificates (or in the case of a Pass-Through Certificate, as set forth below, the Mortgage Loans underlying such Certificate) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Certificates (or, in the case of a Pass-Through Certificate, as described below, the Mortgage Loans underlying such Certificate) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Certificate (or, in the case of a Pass-Through Certificate, the Mortgage Loans), the excess of interest paid or accrued to purchase or carry a Certificate (or, in the case of a Pass-Through Certificate, as described below, the underlying Mortgage Loans) with market discount over interest received on such Certificate is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Certificate (or in the case of a Pass-Through Certificate, an underlying Mortgage Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a Debt Certificate at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Certificates have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Certificates will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Certificate to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Certificate with market discount, the holder of the Debt Certificate would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Certificate acquires during the year of the election or thereafter. Similarly, a holder of a Debt Certificate that makes this election for a Debt Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Certificate is irrevocable.

         Sale or Exchange. A holder's adjusted tax basis in its Debt Certificate is the price such holder pays for a Debt Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Except as described in "-- Interest and Acquisition Discount" and "-- Market Discount," gain or loss recognized on a sale, exchange, or redemption of a Debt Certificate, measured by the difference between the amount realized and the Debt Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Certificate is held as a capital asset. In the case of a Debt Certificate held by a bank, thrift or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Certificate will be taxable as ordinary income or loss. Gain from the disposition of a Debt Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a Debt Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Debt Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Certificate to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income under clause (iii) is limited to the amount of OID (if any) on the Regular Certificate that was not previously includible in income, the applicable Code provision contains no such limitation.

         C.      TAXATION OF CERTIFICATES AS TO WHICH A REMIC ELECTION HAS BEEN
                 MADE

                 1.   TAXATION OF THE REMIC AND ITS HOLDERS

                 General. In the opinion of Andrews & Kurth L.L.P., if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Pooling and Servicing Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

                 Status of Regular Certificates as Real Property Loans.
Regular Certificates and Certificates representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Certificates") will be "qualifying real property loans" within the meaning of
Section 593(d) of the Code, "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95% of the REMIC's assets are qualifying assets, then 100% of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Loans generally will be qualifying assets under all three of the foregoing sections of the Code. However, Mortgage Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701 (a)(19)(C)(v) of the Code, and Mortgage Loans that are not secured by improved real property or real property which is to be improved using Mortgage Loan proceeds will not constitute qualifying assets under Section 593(d) of the Code. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Andrews & Kurth L.L.P. is unable to opine whether the Mortgage Loans will be qualifying assets. The REMIC Regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of Regular Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

                 2.   REMIC EXPENSES; SINGLE CLASS REMICS

                 As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury Department regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such holder's adjusted gross income and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, such amount is $117,950 for all taxpayers except married taxpayers filling separately, for whom such amount is $58,975) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Certificate to such a holder.
In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury Department regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates.

                 3.   TAXATION OF THE REMIC

                 General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

                 Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes.
Upon the issuance of any such Series of Certificates, counsel to the Transferors will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

                 Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

                 Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Certificates, amortization of any premium with respect to Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Mortgage Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability.

                 For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the "Startup Day" (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

                 The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Certificates accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Regular Certificates include such discount in income, but without regard to the de minimis rules. See " -- Taxation of Debt Certificates (Including Regular Certificates)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

                 To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

                 Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The holders of Residual Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust and will be allocated pro rata to all outstanding Classes of Certificates of such REMIC.

                 4.   TAXATION OF HOLDERS OF RESIDUAL CERTIFICATES

                 The holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day.

                 The holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Mortgage Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

                 In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

                 Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Certificates to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisors.

                 Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Certificate. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

                 Sale or Exchange. A holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Certificate will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

                 Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Certificate consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not Apply if the aggregate value of the Residual Certificates is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code
Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury Department regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors" herein. Regulations provide that a Residual Interest Certificate has significant value only if (i) the aggregate issue price of the Residual Interest Certificate is at least 2% of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC and
(ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Certificates is at least 20% of the weighted average life of the REMIC. Although not entirely clear, the regulations indicate that the significant value determination is made only on the Closing Date.

                 The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Certificate at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Certificate), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

                 Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Certificates" and "-- Tax Treatment of Foreign Investors" below.

                 Restrictions on Ownership and Transfer of Residual Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

                 If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

                 The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35%, and (ii) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that
(a) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (b) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Certificate by or to foreign transferees. See "Tax Treatment to Foreign Investors" herein.

                 Mark to Market Rules. Any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market by securities dealers, regardless of the value of such REMIC residual interest.

                 5.   ADMINISTRATIVE MATTERS

                 The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit, by the IRS in a unified administrative proceeding.

         D.      TAX STATUS AS A GRANTOR TRUST

         General. As specified in the related Prospectus Supplement, if a REMIC or partnership election is not made and the Certificates are not treated as debt for federal income tax purposes, an opinion of Andrews & Kurth L.L.P. will be obtained that the Trust relating to a Series of Certificates will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Certificates"). Accordingly, each holder of a Pass-Through Certificate is treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust. As further described below, each holder of a Pass-Through Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Pass-Through Certificate and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Pass-Through Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received or accrued directly its share of the payments on the Mortgage Loans and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.

         A holder of a Pass-Through Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds 2% of such holder's adjusted gross income. Moreover, a holder of a Pass-Through Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, the Trust will report additional taxable income to holders of Pass-Through Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Certificates may have taxable income in excess of the cash received.

         Status of the Pass-Through Certificates as Real Property Loans. The Pass-Through Certificates will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of
Section 856(c)(5)(A) of the Code and "loans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Pass-Through Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Pass-Through Certificates may not be "qualifying real property loans" to the extent Mortgage Loans held by the Trust are not secured by improved real property or real property which is to be improved using the Mortgage Loan proceeds, may not be "real estate assets" to the extent Mortgage Loans held by the trust are not secured by real property, and may not be "loans ... secured by an interest in real property" to the extent Mortgage Loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Andrews & Kurth L.L.P. is unable to opine whether the Mortgage Loans will be qualifying assets.

         Taxation of Pass-Through Certificates Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Certificates will depend on whether they are subject to the rules of Section 1286 of the Code (the "stripped bond rules"). The Pass-Through Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The IRS has concluded in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

         If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Certificates will be subject to the OID rules and/or the market discount rules. A holder of a Pass-Through Certificate generally will account for any discount on the Pass-Through Certificate that is attributable to a Mortgage Loan that is secured by real property as market discount rather than OID if either (i) the amount of OID attributable to such Mortgage Loan was treated as zero under the OID de minimis rule when such Mortgage Loan was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from such Mortgage Loan. If neither of the above exceptions applies, the OID rules will apply to such discount. Discount attributable to an unsecured Mortgage Loan will not be eligible for treatment as market discount, and it is unclear whether discount attributable to a stripped Mortgage Loan the principal amount of which exceeds the value of real property securing the Mortgage Loan will be eligible for treatment as market discount.

         If the OID rules apply, the holder of a Pass-Through Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Certificate in each taxable year equal to the income that accrues on the Pass-Through Certificate in that year calculated under a constant yield method based on the yield of the Pass-Through Certificate (or, possibly, the yield of each Mortgage Loan underlying such Pass-Through Certificate) to such holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Certificate. With respect to certain categories, of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Pass-Through Certificates, whether Section 1272(a)(6) might apply to the Pass-Through Certificates in the absence of such regulations, or whether the IRS could require use of a reasonable prepayment assumption based on other tax law principles, and Andrews & Kurth L.L.P. is unable to opine with respect to this issue. If required to report interest income on the Pass-Through Certificates to the IRS under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Certificates based on a representative initial offering price of the Pass-Through Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Pass-Through Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

         Assuming that holders are not taxed as directly owning the Mortgage Loans, in the case of a Pass-Through Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Pass-Through Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If a Mortgage Loan is prepaid in full, the holder of a Pass-Through Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Certificate and the portion of the adjusted basis of the Pass-Through Certificate (see "Sales of Pass-Through Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Certificates for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

         Pass-Through Certificates of certain series ("Variable Rate Pass-Through Certificates") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Pass-Through Certificate that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "-- Taxation of Debt Certificates (Including Regular Certificates) -- Variable Rate Debt Certificates" herein.

         Taxation of Pass-Through Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method.
In addition, if the holder purchased the Pass-Through Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID) to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, OID could arise with respect to a Mortgage Loan that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number ("ARM"). The OID for ARMs generally will be determined under the principles discussed in "-- Taxation of Debt Certificates (Including Regular Certificates) -- Variable Rate Debt Certificates" herein.

         If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Certificate to such holder (or possibly based on the yields of each Mortgage Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Pass-Through Certificate and (ii) the weighted average life (in complete years) of the Mortgage Loans remaining at the time of purchase of the Pass-Through Certificate.

         If a holder purchases a Pass-Through Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

         It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Andrews & Kurth L.L.P. is unable to opine on this issue.

         If a Mortgage Loan is prepaid in full, the holder of a Pass-Through Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Certificate and the portion of the adjusted basis of the Pass-Through Certificate (see "Sales of Pass-Through Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Certificates for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

         E. TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP; TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

         Tax Characterization of the Trust as a Partnership. Andrews & Kurth L.L.P. will deliver its opinion that a Trust which is intended to be a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusions that (i) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income. Any such corporate income tax could materially reduce cash available to make distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, a distributions to the Certificateholders would be taxable as dividends.

         Treatment of the Trust as a Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the related Transferor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust and the partners of the partnership being the Certificateholders. However, the proper characterization of the arrangement involving the Trust, the Certificates and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Certificates, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Certificates includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Certificateholder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Department regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the related Transferor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury Department regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Mortgage Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the

Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

         If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's adjusted tax basis in a Certificate will generally equal the Certificateholder's cost increased by the Certificateholder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the adjusted tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificateholder's share of liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate adjusted tax basis to the Certificates sold (rather than maintaining a separate adjusted tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets would not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1.
The Trust will provide the Schedule K-I information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The related Transferor will be designated as the tax matters partner in the related Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because them is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged In order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury Department regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         F.      CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

         Upon the issuance of Certificates which are intended to be treated as indebtedness for federal income tax purposes, Andrews & Kurth L.L.P. will opine that based upon its analysis of the factors discussed below, the Certificates will be characterized as indebtedness for federal income tax purposes of the related Transferor that is secured by the Mortgage Loans. Opinions of counsel are not binding on the IRS, however, and there can be no assurance that the IRS could not successfully challenge this conclusion.

         The related Transferor will express in the Pooling and Servicing Agreement its intent that the Certificates be indebtedness secured by the Mortgage Loans for federal, state and local income or franchise tax purposes. The related Transferor, by entering into the Pooling and Servicing Agreement, has agreed and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreements, the Transferors expects to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the Mortgage Loans and not as a debt obligation.

         A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Andrews & Kurth L.L.P. believes that the rationale of those cases will not apply to the issuance of the Certificates.

         The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value and has assumed the risk of loss if the property decreases in value. Based upon its analysis of such factors, Andrews & Kurth L.L.P. will conclude that the Certificateholders do not own or have an equity interest in the Mortgage Loans for federal income tax purposes. As a result, Andrews & Kurth L.L.P. will opine that the Certificates will properly be characterized for federal income tax purposes as indebtedness. Contrary characterizations that could be asserted by the IRS are described under "-- Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation" below. In this regard, it should be noted that the IRS has recently issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate.

         Certificateholders as the holders of debt instruments for federal tax purposes will be taxed in the manner described above in "-- Taxation of Debt Certificates (Including Regular Certificates)" for Debt Certificates that are not Regular Certificates.

         Possible Characterization of the Transaction as a Partnership or as Association Taxable as a Corporation. As stated above, the opinion of Andrews & Kurth L.L.P. with respect to the Certificates will not be binding on the courts or the IRS, and no assurance can be given that the characterization of the Certificates as debt would prevail. It is possible that the IRS would assert that, for purposes of the Code, the transaction described herein constitutes a transfer of the Mortgage Loans (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between the related Transferor and the Certificateholders resulting from the transaction is that of a partnership, a publicly traded partnership taxed as a corporation, or an association taxable as a corporation. Because it is anticipated that Andrews & Kurth L.L.P. will advise that the Certificates will be treated as indebtedness for federal income tax purposes, the Transferors generally will not attempt to comply with the federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership, a publicly traded partnership or a corporation.

         If a partnership were deemed to be created between the related Transferor and the Certificateholders, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of a Certificateholder could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than would be the case if the Certificates were treated as a debt instrument.

         If it were determined that the transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificateholders. Moreover, distributions on the Certificates would most likely not be deductible in computing the entity's taxable income, and cash distributions to the Certificateholders generally would be treated as dividends for tax purposes to the extent of such entity's earnings and profits.

         Foreign Investors. If the IRS were to contend successfully that the Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) a foreign investor, and such holder would be credited for his or her share of the withholding tax paid by the Partnership. In such case, the holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax in the case of a corporate holder.

         Alternatively, although there may be arguments to the contrary, if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the foreign investor, the foreign investor would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income.

         If the Trust were taxable as a corporation, distributions to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.

II.      TAXATION OF BONDS

         With respect to each Series of Bonds, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. However, Andrews & Kurth L.L.P., counsel to the Transferors, will deliver their opinion that the Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Mortgage Loans, or as an equity interest in the related Bond Issuer or in a separate association taxable as a corporation. The following summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, is based on such opinion. Such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Bonds.

         For federal income tax purposes, (i) Bonds held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) interest on Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iv) Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (v) Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

         Bonds will be subject to the same rules of taxation as Debt Certificates, as described above under the heading "Certain Federal Income Tax Consequences --Taxation of Debt Certificates (Including Regular Certificates)," except that income reportable on Bonds is not required to be reported under the accrual method unless the Bondholder otherwise uses the accrual method.

         In the case of a Bond subject to the request of a holder for redemption (a "Retail Bond"), the yield to maturity of such Bond will be determined base upon the anticipated payment characteristics of the Bonds under the related Prepayment Assumption. In general, the OID accruing on each Retail Bond in a full accrual period would be its allocable share of the OID with respect to the entire Series, determined as described in "-- Taxation of Certificates -- General -- Taxation of Debt Certificates (Including Regular Certificates) -- Interest and Acquisition Discount" herein. However, in the case of a payment of the entire principal amount of any Retail Bond (or portion thereof), (a) the remaining unaccrued OID allocable to such Bond (or to such portion) will accrue at the time of such payment and (b) the accrual of OID allocable to each remaining Bond of such Series (or the remaining principal amount of a Retail Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Series and the adjusted issue price of such Series to the extent attributable to the portion of the principal amount thereof that was paid.

III.     MISCELLANEOUS TAX ASPECTS

         Backup Withholding. A holder, other than a holder of a Residual Interest Certificate, may, under certain circumstances, be subject to "backup withholding" at a rate of 31 % with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.
Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Foreign Investors. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

IV.      TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trusts that are treated as partnerships for federal income tax purposes and with respect to Certificates treated as debt for federal income tax purposes, unless interest (including

OID) paid on a Security (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership, foreign corporation or other non-United States person ("Foreign Investors"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. See "-- Tax Consequences to Holders of the Certificates Issued by a Partnership -- Tax Consequences to Foreign Certificateholders" and "-- Certain Certificates Treated as Indebtedness -- Foreign Investors" herein. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Investors. Holders of Pass-Through Certificates however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury Department has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Foreign Investor will be disregarded for all federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Investor transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities -- Excess Inclusions" herein.

         Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described herein under "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"). ERISA Plans and Tax-Favored Plans are collectively referred to herein as "Plans."

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 502(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that the investments of ERISA Plans be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relations to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

         A Plan's investment in the Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the assets included in a Trust or Trust Estate, as applicable, or a Transferor (or a Bond Issuer, if applicable) or may be deemed merely to include its interest in the Securities. Bonds treated as indebtedness under applicable local law and that have no substantial equity features do not constitute equity interests.

         The prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code may apply to a Trust or a Transferor (or a Bond Issuer, if applicable) and cause the related Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the related Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets than any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust or a Transferor (or a Bond Issuer, if applicable) issuing Bonds, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION

         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that (i) the related Transferor and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan, (ii) the Trustee may not be an affiliate of the related Transferor; and (iii) the payments made to and retained by the related Transferor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for assigning the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the related Transferor, the Servicer, the Trustee or the Securities Insurer, if any, is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the related Transferor in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the Servicer, the related Transferor, the Trustee or a Securities Insurer, if any, is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Servicer with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the related Transferor, the Trustee, the Servicer, and the Securities Insurer, if any.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption which may be applicable to the Certificates.

         One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities, depending in part upon the type of Plan fiduciary making the decision to acquire Securities and the circumstances under which such decision is made, including but not limited to PTCE 90-1, regarding investments by insurance company pooled separate account, and PTCE 91-38, regarding investments by bank collective investment funds. However, even if the conditions specified in the exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

         Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution should be exercised before a Plan purchases a Security in such circumstances.

                        LEGAL INVESTMENT CONSIDERATIONS

SMMEA

         Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Securities. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Securities of a given Series.

FFIEC POLICY STATEMENT

         The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Certificates Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

         The Policy Statement provides that a depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a non-high-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

         A "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

         The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

GENERAL

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities of a given Series constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the related Transferor or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of the Securities of such Series, including the name or names of the Underwriters, the proceeds to the related Transferor (in the case of a Series of Certificates) or to the related Bond Issuer (in the case of a Series of Bonds), and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

         The Securities may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased and that in limited circumstances the related Transferor will indemnify any Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments any Underwriters may be required to make in respect thereof.

         If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

         The Transferors anticipate that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

         Certain legal matters relating to the issuance of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Andrews & Kurth L.L.P., Washington, D.C.

                             FINANCIAL INFORMATION

         The Transferors have determined that their financial statements are not material to the offering made hereby.

         A new Trust will be formed to hold the Mortgage Loans in connection with each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

         Although the Bonds of any Series will represent obligations of the related Bond Issuer, such obligations will be non-recourse and the proceeds of the assets included in the related Trust Estate will be the sole source of payments on the Bonds of such Series. The Bond Issuer for any Series of Bonds (whether it is ACAC or a trust, partnership, limited liability company or corporation formed by ACAC solely for the purpose of issuing the Bonds of such Series) will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds other than the assets included in the related Trust Estate. Accordingly, the investment characteristics of a Series of Bonds will be determined by the assets included in the related Trust Estate and will not be affected by the identity of the obligor with respect to such Series of Bonds. Accordingly, no capitalization information or any historical or pro forma ratio of earnings to fixed charges or any other financial information with respect to ACAC or any trust, partnership, limited liability company or corporation formed for the purpose of issuing a Series of Bonds has been or will be included herein or in the related Prospectus Supplement.

                                     RATING

         Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement (each, a "Rating Agency").

         Ratings on asset-backed securities address the likelihood of receipt by the related securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, the related the related securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following capitalized terms shall have the meanings set forth on the pages indicated below:

1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Aames Guidelines  . . . . . . . . . . . . . . . . . . . . . . . . . 28
ACAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6, 26
ACC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6, 26
Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Accrual Certificates  . . . . . . . . . . . . . . . . . . . . . . . 34
AFC . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6, 26, 28
Affiliated Originators  . . . . . . . . . . . . . . . . . . . . . . 28
Amortization Period . . . . . . . . . . . . . . . . . . . . . . .9, 35
Appraised Value . . . . . . . . . . . . . . . . . . . . . . . . . . 24
ARM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Balloon Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Balloon payment . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Bankruptcy Bond . . . . . . . . . . . . . . . . . . . . . . . . 12, 40
Bond Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Bond Event of Default . . . . . . . . . . . . . . . . . . . . . . . 55
Bondholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Bond Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Bond Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Buydown Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
Capitalized Interest Account  . . . . . . . . . . . . . . . . .  10,25
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,31
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . 33
Certificate Event of Default  . . . . . . . . . . . . . . . . . . . 52
Certificate Rate  . . . . . . . . . . . . . . . . . . . . . . . . . 34
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . 30
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 6, 30
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14, 63
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . 46
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . 33
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . 24
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Compensating Interest Payments  . . . . . . . . . . . . . . . . . . 49
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Debt Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 63
Definitive Securities . . . . . . . . . . . . . . . . . . . . . 15, 31
Deleted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . 45
Deposit Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Detailed Description  . . . . . . . . . . . . . . . . . . . . . . . 23
Disqualified Organization . . . . . . . . . . . . . . . . . . . . . 72
Disqualified Persons  . . . . . . . . . . . . . . . . . . . . . . . 84
Distribution Date . . . . . . . . . . . . . . . . . . . . . . .  2, 32
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
DOL Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . 84
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15, 31
EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15, 89
ERISA Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Financial Guaranty Insurance Policy . . . . . . . . . . . . . . 11, 39
Foreign Investors   . . . . . . . . . . . . . . . . . . . . . . . . 82
Forward Commitment  . . . . . . . . . . . . . . . . . . . . . . .9, 25
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . .9, 25
Garn-St. Germain Act  . . . . . . . . . . . . . . . . . . . . . . . 61
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6, 30
Indirect Participant  . . . . . . . . . . . . . . . . . . . . . . . 31
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . 34

Insured Amount  . . . . . . . . . . . . . . . . . . . . . . . . 11, 39
Interest Weighted Class . . . . . . . . . . . . . . . . . . . . . . 21
IRAs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Junior Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . 49
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . 34
Loan Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Loan Withdrawal Amount  . . . . . . . . . . . . . . . . . . . . . . 45
Lockout periods . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Monthly Advance . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . 2, 7
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 7
Mortgage Pool Insurance Policy  . . . . . . . . . . . . . . . . 11, 39
Mortgage Pool Insurer . . . . . . . . . . . . . . . . . . . . . . . 39
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . 23
Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . .  8
Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 16
Multiple Variable Rate Debt Certificate . . . . . . . . . . . . . . 66
Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . 34
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . 63
Originators . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 28
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . 84
Pass-Through Certificates . . . . . . . . . . . . . . . . . . . . . 73
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . .  2, 32
Pay-Through Certificate . . . . . . . . . . . . . . . . . . . . . . 64
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . 47
Plan Asset Regulations  . . . . . . . . . . . . . . . . . . . . . . 15
Plan(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15, 83
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . 86
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Pooling and Servicing Agreement . . . . . . . . . . . . . . . 1, 6, 30
Prefunding Account  . . . . . . . . . . . . . . . . . . . . . .  9, 25
Prefunding Amount . . . . . . . . . . . . . . . . . . . . . . . 10, 25
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . 64
Presumed Single Qualified Floating Rate . . . . . . . . . . . . . . 66
Presumed Single Variable Rate . . . . . . . . . . . . . . . . . . . 65
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . 35
Principal Weighted Class  . . . . . . . . . . . . . . . . . . . . . 21
PTCE 83-1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Qualified Replacement Mortgage Loan . . . . . . . . . . . . . . . . 45
Qualified Retirement Plans  . . . . . . . . . . . . . . . . . . . . 83
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . 12, 88
Regular Certificates  . . . . . . . . . . . . . . . . . . . . . 13, 63
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 62
REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . 68
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . .  2, 62
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . 11, 38
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . 13
Residual Interest Certificate . . . . . . . . . . . . . . . . . . . 71
Retail Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Revolving Period  . . . . . . . . . . . . . . . . . . . . . . .  9, 35
Riegle Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 19, 60
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Securities Insurer  . . . . . . . . . . . . . . . . . . . . . . . . 39
Security Register . . . . . . . . . . . . . . . . . . . . . . . . . 32
Securityholders . . . . . . . . . . . . . . . . . . . . . . . .  2, 30

Security Principal Balance  . . . . . . . . . . . . . . . . . . . . 35
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . .  6
Senior Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6, 26
Servicing Advance . . . . . . . . . . . . . . . . . . . . . . . . . 50
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . .    2
Single Variable Rate Debt Certificate . . . . . . . . . . . . . . . 66
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15, 16
Special Hazard Insurance Policy . . . . . . . . . . . . . . . . 12, 40
Special Hazard Insurer  . . . . . . . . . . . . . . . . . . . . . . 40
Standard Hazard Insurance Policies  . . . . . . . . . . . . . .     23
Startup Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Stripped bond rules . . . . . . . . . . . . . . . . . . . . . . . . 74
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . .  6, 50
Subordinated Classes  . . . . . . . . . . . . . . . . . . . . . . . 30
Subordinated Certificates . . . . . . . . . . . . . . . . . . . .6, 30
Tax-Favored Plans . . . . . . . . . . . . . . . . . . . . . . . . . 83
Tiered REMICS . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
TIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Transferor Interest . . . . . . . . . . . . . . . . . . . . . . . .  9
Transferors . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 7
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 6
Unaffiliated Originators  . . . . . . . . . . . . . . . . . . . . . 28
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Variable Rate Debt Certificate  . . . . . . . . . . . . . . . . . . 65
Voting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . 51

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions(*):

SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  730,712.12
Trustee's Fees and Expenses (including counsel fees) . . . . . . . . . . . . . . . . . . .       200,000.00
Printing and Engraving Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       250,000.00
Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       500,000.00
Blue Sky and Legal Investment Fees and Expenses. . . . . . . . . . . . . . . . . . . . . .        75,000.00
Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       200,000.00
Rating Agency Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       300,000.00
Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       100,000.00
                                                                                             --------------
     TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $2,355,712.12
                                                                                             ==============

--------------
(*) Provided for each series of securities on the cover page of the related
    Prospectus Supplement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Aames Capital Corporation's Articles of Incorporation eliminate the liability of the directors of the corporation to the fullest extent permitted by California law and provide for indemnification of the officers and directors in excess of that expressly provided by and to the full extent permitted under California law. Aames Capital Acceptance Corp.'s Certificate of Incorporation eliminates the liability of the directors of the corporation to the fullest extent permitted by Delaware law and provides for indemnification of the officers and directors in excess of that expressly provided by and to the full extent permitted under Delaware law.

         Each Pooling and Servicing Agreement will provide that neither the related Registrant nor any of its directors, officers, employees or agents shall have any liability to the Trust created thereunder or to any of the Certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement. Each such Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the related Registrant and its directors, officers, employees and agents are entitled to be indemnified and held harmless by said Trust against any loss, liability or expense incurred in connection with legal actions relating to such Pooling and Servicing Agreement or the Certificates.

         Each Indenture will provide that neither the related Registrant nor any of its directors, officers, employees or agents shall have any liability to the Trust created thereunder or to any of the Bondholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Indenture. Each such Indenture will further provide that, with the exceptions stated above, the related Registrant and its directors, officers, employees and agents are entitled to be indemnified and held harmless by said Trust against any loss, liability or expense incurred in connection with legal actions relating to such Indenture or the Bonds.

         The form of Underwriting Agreement incorporated by reference as
Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the related Registrant and other persons.

ITEM 16.  EXHIBITS.


Exhibit No.            Description
-----------            -----------
   1.1                 Form of Underwriting Agreement*
   4.1                 Form of Pooling and Servicing Agreement*
   4.2                 Form of Indenture**
   5.1                 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities
                       (Asset-Backed Certificates)**
   5.2                 Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities
                       (Asset-Backed Bonds)**
   8.1                 Opinion of Andrews & Kurth L.L.P. as to tax matters**
   23.1                Consent of Andrews & Kurth L.L.P.**
   24.1                Powers of Attorney**
   25.1                Form T-1 Statement of Eligibility of the Trustee***
   99.1                Form of Prospectus Supplement*


---------------------------

 * Incorporated by reference to Aames Capital Corporation's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-99458) filed on December 1, 1995.


 **  Previously filed


 *** To be filed by amendment or incorporated by reference in connection with the offering of the applicable securities.


ITEM 17.  UNDERTAKINGS.

A.  Each undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Each undersigned Registrant undertakes that, for purposes of determining any liability under the Act, each filing of such Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of each Registrant as specified in Item 15 above or otherwise, Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of such Registrant's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (notwithstanding the fact that a security rating pursuant to Transaction Requirement B.5. has not yet been obtained, which security rating requirement, in the reasonable belief of each Registrant, will be met by the time of any sale) and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 25, 1997.


                                  AAMES CAPITAL CORPORATION

                                  By:      /s/ Gregory J. Witherspoon
                                           -------------------------------------
                                  Name:    Gregory J. Witherspoon
                                  Title:   Executive Vice President - Finance
                                             and Chief Financial Officer

                                  AAMES CAPITAL ACCEPTANCE CORP.

                                  By:      /s/ Gregory J. Witherspoon
                                           -------------------------------------
                                  Name:    Gregory J. Witherspoon
                                  Title:   Executive Vice President - Finance
                                             and Chief Financial Officer


           Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



   Signature                                             Title                                   Date
   ---------                                             -----                                   ----
                 *                          Chairman of the Board, President and            February 25, 1997
-----------------------------------------   Chief Executive Officer (Principal
Gary K. Judis                               Executive Officer) of Aames Capital
                                            Corporation

/s/ Gregory J. Witherspoon                  Executive Vice President - Finance,             February 25, 1997
-----------------------------------------   Chief Financial Officer (Principal
Gregory J. Witherspoon                      Financial Officer) and Director of Aames
                                            Capital Corporation

                  *                         Senior Vice President - Finance                 February 25, 1997
-----------------------------------------   (Principal Accounting Officer) of Aames
Mark E. Elbaum                              Capital Corporation

                  *                         Executive Vice President -                      February 25, 1997
-----------------------------------------   Administration, Secretary and Director
Bobbie J. Burroughs                         of Aames Capital Corporation

                  *                         Chief Operating Officer and Director of         February 25, 1997
------------------------------------------  Aames Capital Corporation
Cary H. Thompson



* By: /s/ Gregory J. Witherspoon
      ---------------------------
          Gregory J. Witherspoon
          Attorney-in-Fact

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                                         Title                                   Date
     ---------                                         -----                                   ----
                 *                          President and Chief Executive Officer           February 25, 1997
---------------------------------------     (Principal Executive Officer) of Aames
Gary K. Judis                               Capital Acceptance Corp.

/s/ Gregory J. Witherspoon                  Executive Vice President - Finance and          February 25, 1997
---------------------------------------     Chief Financial Officer (Principal
Gregory J. Witherspoon                      Financial Officer) of Aames Capital
                                            Acceptance Corp.

                 *                          Senior Vice President - Finance                 February 25, 1997
---------------------------------------     (Principal Accounting Officer) and
Mark E. Elbaum                              Director of Aames Capital Acceptance
                                            Corp.

                 *                          Executive Vice President -                      February 25, 1997
---------------------------------------     Administration, Secretary and Director
Bobbie J. Burroughs                         of Aames Capital Acceptance Corp.

                                            Director of Aames Capital Acceptance            February __, 1997
---------------------------------------     Corp.
Donald J. Puglisi



* By: /s/ Gregory J. Witherspoon
      ---------------------------
          Gregory J. Witherspoon
          Attorney-in-Fact

                               INDEX TO EXHIBITS



Exhibit
Number     Exhibit
------     -------
  1.1      Form of Underwriting Agreement*
  4.1      Form of Pooling and Servicing Agreement*
  4.2      Form of Indenture**
  5.1      Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities
           (Asset-Backed Certificates)**
  5.2      Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities
           (Asset-Backed Bonds)**
  8.1      Opinion of Andrews & Kurth L.L.P. as to tax matters**
23.1       Consent of Andrews & Kurth L.L.P.**
24.1       Powers of Attorney**
25.1       Form T-1 Statement of Eligibility of the Trustee***
99.1       Form of Prospectus Supplement*

----------------------------------

 * Incorporated by reference to Aames Capital Corporation's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-99458) filed on December 1, 1995.

 **   Previously Filed.

 *** To be filed by amendment or incorporated by reference in connection with the offering of the applicable securities.